Exhibit 10.3

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

The purpose of the Maplebear Inc. 2018 Equity Incentive Plan is to attract, retain and motivate employees, officers, directors, consultants, agents, advisors and independent contractors of the Company and its Related Companies by providing them the opportunity to acquire a proprietary interest in the Company and to align their interests and efforts to the long-term interests of the Company’s stockholders.

SECTION 2. DEFINITIONS

Certain capitalized terms used in the Plan have the meanings set forth in Appendix A.

SECTION 3. ADMINISTRATION

3.1	Administration of the Plan

The Plan shall be administered by the Board. All references in the Plan to the “Plan Administrator” shall be to the Board.

3.2	Administration and Interpretation by Plan Administrator

(a) Except for the terms and conditions explicitly set forth in the Plan, and to the extent permitted by applicable law, the Plan Administrator shall have full power and exclusive authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board to (i) select the Eligible Persons to whom Awards may from time to time be granted under the Plan; (ii) determine the type or types of Award to be granted to each Participant under the Plan; (iii) determine the number of shares of Common Stock to be covered by each Award granted under the Plan; (iv) determine the terms and conditions of any Award granted under the Plan; (v) approve the forms of notice or agreement for use under the Plan; (vi) determine whether, to what extent and under what circumstances Awards may be settled in cash, shares of Common Stock or other property or canceled or suspended; (vii) interpret and administer the Plan and any instrument evidencing an Award, notice or agreement executed or entered into under the Plan; (viii) establish such rules and regulations as it shall deem appropriate for the proper administration of the Plan; (ix) delegate ministerial duties to such of the Company’s employees as it so determines; and (x) make any other determination and take any other action that the Plan Administrator deems necessary or desirable for administration of the Plan.

(b) The effect on the vesting of an Award of a Company-approved leave of absence or a Participant’s reduction in hours of employment or service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors or executive officers, by the Board, whose determination shall be final.

(c) Decisions of the Plan Administrator shall be final, conclusive and binding on all persons, including the Company, any Participant, any stockholder and any Eligible Person. A majority of the members of the Plan Administrator may determine its actions.

SECTION 4. SHARES SUBJECT TO THE PLAN

4.1	Authorized Number of Shares

Subject to adjustment from time to time as provided in Section 14.1, the aggregate number of shares of Common Stock that may be issued pursuant to Awards on and after August 30, 2018 (the “Amendment Date”) shall not exceed the sum of (i) 78,055,613 shares (including shares subject to Awards previously granted and shares already issued upon exercise or vesting of previously granted Awards as of the Amendment Date), plus (ii) up to 28,220,030 shares (“Contingent Shares”) equal to the number of shares that are subject to outstanding unexercised options under the Maplebear, Inc. 2013 Equity Incentive Plan (the “Prior Plan”) as of the Amendment Date (clauses (i) and (ii), the “Share Reserve”). For clarity, the Contingent Shares will only become available for Awards under this Plan at the same time, and in the same number, as shares subject to awards under the Prior Plan are returned to the share reserve under the Prior Plan after the Amendment Date pursuant to Section 4.2 of the Prior Plan (e.g., when awards under the Prior Plan are cancelled or terminate without being exercised, or are repurchased by the Company for failure to meet a vesting contingency). For example, if an outstanding option under the Prior Plan at the Amendment Date covers 1,000 shares of Voting Common Stock, and that option is forfeited without being exercised, then, at the time the option is forfeited and terminates, 1,000 shares of Common Stock will then become available for Awards under this Plan. If that same option is exercised in full, the 1,000 shares of Voting Common Stock will never become available under this Plan. Shares issued under the Plan shall be drawn from authorized and unissued shares or shares now held or subsequently acquired by the Company as treasury shares.

4.2	Share Usage

(a) Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock are issued under the Plan to a Participant and thereafter are forfeited to or otherwise reacquired by the Company, the shares subject to such Awards and the forfeited or reacquired shares shall again be available for issuance under the Plan. Any shares of Common Stock (i) tendered by a Participant or retained by the Company as full or partial payment to the Company for the purchase price of an Award or to satisfy tax withholding obligations in connection with an Award, or (ii) covered by an Award that is settled in cash or in a manner such that some or all of the shares covered by the Award are not issued, shall be available for Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject or paid with respect to an Award.

(b) The Plan Administrator shall also, without limitation, have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

(c) Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which merger or consolidation is completed is approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Plan Administrator without any further action by the Plan Administrator, and the persons holding such awards shall be deemed to be Participants.

(d) Notwithstanding any other provisions in this Section 4.2 to the contrary, the maximum number of shares that may be issued upon the exercise of Incentive Stock Options shall equal the aggregate share number stated in Section 4.1, subject to adjustment as provided in Section 14.1.

SECTION 5. ELIGIBILITY

An Award may be granted to any employee, officer or director of the Company or a Related Company whom the Plan Administrator from time to time selects. An Award may also be granted to any consultant, agent, advisor or independent contractor for bona fide services rendered to the Company or any Related Company that (a) are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

SECTION 6. AWARDS

6.1	Form, Grant and Settlement of Awards

The Plan Administrator shall have the authority, in its sole discretion, to determine the type or types of Awards to be granted under the Plan. Such Awards may be granted either alone or in addition to or in tandem with any other type of Award. Any Award settlement may be subject to such conditions, restrictions and contingencies as the Plan Administrator shall determine.

6.2	Evidence of Awards

Awards granted under the Plan shall be evidenced by a written, including an electronic, instrument that shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and that are not inconsistent with the Plan.

6.3	Dividends and Distributions

Participants may, if the Plan Administrator so determines, be credited with dividends or dividend equivalents paid with respect to shares of Common Stock underlying an Award in a manner determined by the Plan Administrator in its sole discretion. The Plan Administrator may apply any restrictions to the dividends or dividend equivalents that the Plan Administrator deems appropriate. The Plan Administrator, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including cash, shares of Common Stock, Restricted Stock or Stock Units. Notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on the number of shares underlying an Option or Stock Appreciation Right may not be contingent, directly or indirectly, on the exercise of the Option or Stock Appreciation Right, and must comply with or qualify for an exemption under Section 409A. Also notwithstanding the foregoing, the right to any dividends or dividend equivalents declared and paid on Restricted Stock must (a) be paid at the same time they are paid to other stockholders and (b) comply with or qualify for an exemption under Section 409A.

SECTION 7. OPTIONS

7.1	Grant of Options

The Plan Administrator may grant Options designated as Incentive Stock Options or Nonqualified Stock Options.

7.2	Option Exercise Price

Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date (and not less than the minimum exercise price required by Section 422 of the Code with respect to Incentive Stock Options), except in the case of Substitute Awards.

7.3	Term of Options

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Option (the “Option Term”) shall be ten years from the Grant Date. For Incentive Stock Options, the Option Term shall be as specified in Section 8.4.

7.4	Exercise of Options

The Plan Administrator shall establish and set forth in each instrument that evidences an Option the time at which, or the installments in which, the Option shall vest and become exercisable, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall vest and become exercisable according to the following schedule, which may be waived or modified by the Plan Administrator at any time:

Period of Participant’s Continuous Employment or Service With the Company or Its Related Companies From the Vesting Commencement Date	Portion of Total Option That Is Vested and Exercisable
After one year	1/4th
After each additional one-month period of continuous service completed thereafter	An additional 1/48th
After four years	100%

To the extent an Option has vested and become exercisable, the Option may be exercised in whole or from time to time in part by delivery to or as directed or approved by the Company of a properly executed stock option exercise agreement or notice, in a form and in accordance with procedures established by the Plan Administrator, setting forth the number of shares with respect to which the Option is being exercised, the restrictions imposed on the shares purchased under such exercise agreement or notice, if any, and such representations and agreements as may be required by the Plan Administrator, accompanied by payment in full as described in Section 7.5. An Option may be exercised only for whole shares and may not be exercised for less than a reasonable number of shares at any one time, as determined by the Plan Administrator.

7.5	Payment of Exercise Price

The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Plan Administrator for that purchase, which forms may include:

(a) cash;

(b) check or wire transfer;

(c) having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(d) tendering (either actually or, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock owned by the Participant that have an aggregate Fair Market Value equal to the aggregate exercise price of the shares being purchased under the Option;

(e) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; or

(f) such other consideration as the Plan Administrator may permit.

In addition, to assist a Participant (including directors and executive officers) in acquiring shares of Common Stock pursuant to an Option granted under the Plan, the Plan Administrator, in its sole discretion and to the extent permitted by applicable law, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option, (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party. Such notes or loans must be full recourse to the extent necessary to avoid adverse accounting charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Plan Administrator shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.

7.6	Effect of Termination of Service

The Plan Administrator shall establish and set forth in each instrument that evidences an Option whether the Option shall continue to be exercisable, and the terms and conditions of such exercise, after a Termination of Service, any of which provisions may be waived or modified by the Plan Administrator at any time. If not so established in the instrument evidencing the Option, the Option shall be exercisable according to the following terms and conditions, which may be waived or modified by the Plan Administrator at any time:

(a) Any portion of an Option that is not vested and exercisable on the date of a Participant’s Termination of Service shall expire on such date.

(b) Any portion of an Option that is vested and exercisable on the date of a Participant’s Termination of Service shall expire on the earliest to occur of:

(i) if the Participant’s Termination of Service occurs for reasons other than Cause, Retirement, Disability or death, the date that is three months after such Termination of Service;

(ii) if the Participant’s Termination of Service occurs by reason of Retirement, Disability or death, the one-year anniversary of such Termination of Service; and

(iii) the Option Expiration Date.

(c) Notwithstanding the foregoing, if a Participant dies after the Participant’s Termination of Service but while an Option is otherwise exercisable, the portion of the Option that is vested and exercisable on the date of such Termination of Service shall expire upon the earlier to occur of (y) the Option Expiration Date and (z) the one-year anniversary of the date of death, unless the Plan Administrator determines otherwise.

(d) Notwithstanding the foregoing, to the extent required by applicable law, unless employment or services are terminated for Cause, the right to exercise an Option in the event of Termination of Service, to the extent that the Participant is otherwise entitled to exercise an Option on the date of Termination of Service, shall be:

(i) at least six months from the date of a Participant’s Termination of Service if termination was caused by death or Disability; and

(ii) at least 30 days from the date of a Participant’s Termination of Service if termination was caused by other than death or Disability;

(iii) but in no event later than the Option Expiration Date.

(e) Also notwithstanding the foregoing, in case a Participant’s Termination of Service occurs for Cause, all Options granted to the Participant shall automatically expire upon first notification to the Participant of such termination, unless the Plan Administrator determines otherwise. If a Participant’s employment or service relationship with the Company is suspended pending an investigation of whether the Participant shall be terminated for Cause, all the Participant’s rights under any Option shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after a Participant’s Termination of Service, any Option then held by the Participant may be immediately terminated by the Plan Administrator, in its sole discretion.

SECTION 8. INCENTIVE STOCK OPTION LIMITATIONS

Notwithstanding any other provisions of the Plan to the contrary, the terms and conditions of any Incentive Stock Options shall in addition comply in all respects with Section 422 of the Code or any successor provision, and any applicable regulations thereunder, including, to the extent required thereunder, the following:

8.1	Dollar Limitation

To the extent the aggregate Fair Market Value (determined as of the Grant Date) of Common Stock with respect to which a Participant’s Incentive Stock Options become exercisable for the first time during any calendar year (under the Plan and all other stock option plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such portion in excess of $100,000 shall be treated as a Nonqualified Stock Option. In the event the Participant holds two or more such Options that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Options are granted.

8.2	Eligible Employees

Individuals who are not employees of the Company or one of its parent or subsidiary corporations may not be granted Incentive Stock Options.

8.3	Exercise Price

Incentive Stock Options shall be granted with an exercise price per share not less than 100% of the Fair Market Value of the Common Stock on the Grant Date and, in the case of an Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of the stock of the Company or of its parent or subsidiary corporations (a “Ten Percent Stockholder”), shall be granted with an exercise price per share not less than 110% of the Fair Market Value of the Common Stock on the Grant Date. The determination of more than 10% ownership shall be made in accordance with Section 422 of the Code.

8.4	Option Term

Subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the Option, the maximum term of an Incentive Stock Option shall not exceed ten years, and in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, shall not exceed five years.

8.5	Exercisability

An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (b) more than one year after the date of a Participant’s termination of employment if termination was by reason of disability, or (c) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract.

8.6	Taxation of Incentive Stock Options

In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise. A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods.

8.7	Code Definitions

For the purposes of this Section 8, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

8.8	Promissory Notes

The amount of any promissory note delivered pursuant to Section 7.5 in connection with an Incentive Stock Option shall bear interest at a rate specified by the Plan Administrator, but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes.

SECTION 9. STOCK APPRECIATION RIGHTS

9.1	Grant of Stock Appreciation Rights

The Plan Administrator may grant Stock Appreciation Rights to Participants at any time on such terms and conditions as the Plan Administrator shall determine in its sole discretion. An SAR may be granted in tandem with an Option or alone (“freestanding”). The grant price of a tandem SAR shall be equal to the exercise price of the related Option. The grant price of a freestanding SAR shall be established in accordance with procedures for Options set forth in Section 7.2. An SAR may be exercised upon such terms and conditions and for the term as the Plan Administrator determines in its sole discretion; provided, however, that, subject to earlier termination in accordance with the terms of the Plan and the instrument evidencing the SAR, the maximum term of a freestanding SAR shall be ten years, and in the case of a tandem SAR, (a) the term shall not exceed the term of the related Option and (b) the tandem SAR may be exercised for all or part of the shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option, except that the tandem SAR may be exercised only with respect to the shares for which its related Option is then exercisable.

9.2	Payment of SAR Amount

Upon the exercise of an SAR, a Participant shall be entitled to receive payment in an amount determined by multiplying: (a) the difference between the Fair Market Value of the Common Stock on the date of exercise over the grant price of the SAR by (b) the number of shares with respect to which the SAR is exercised. At the discretion of the Plan Administrator as set forth in the instrument evidencing the Award, the payment upon exercise of an SAR may be in cash, in shares, in some combination thereof or in any other manner approved by the Plan Administrator in its sole discretion.

9.3 Waiver of Restrictions

The Plan Administrator, in its sole discretion, may waive any other terms, conditions or restrictions on any SAR under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 10. STOCK AWARDS, RESTRICTED STOCK AND STOCK UNITS

10.1	Grant of Stock Awards, Restricted Stock and Stock Units

The Plan Administrator may grant Stock Awards, Restricted Stock and Stock Units on such terms and conditions and subject to such repurchase or forfeiture restrictions, if any, which may be based on continuous service with the Company or a Related Company or the achievement of any performance goals, as the Plan Administrator shall determine in its sole discretion, which terms, conditions and restrictions shall be set forth in the instrument evidencing the Award.

10.2	Vesting of Restricted Stock and Stock Units

Upon the satisfaction of any terms, conditions and restrictions prescribed with respect to Restricted Stock or Stock Units, or upon a Participant’s release from any terms, conditions and restrictions of Restricted Stock or Stock Units, as determined by the Plan Administrator (a) the shares of Restricted Stock covered by each Award of Restricted Stock shall become freely transferable by the Participant subject to the terms and conditions of the Plan, the instrument evidencing the Award, and applicable securities laws, and (b) Stock Units shall be paid in shares of Common Stock or, if set forth in the instrument evidencing the Awards, in cash or a combination of cash and shares of Common Stock. Any fractional shares subject to such Awards shall be paid to the Participant in cash.

10.3	Waiver of Restrictions

The Plan Administrator, in its sole discretion, may waive the repurchase or forfeiture period and any other terms, conditions or restrictions on any Restricted Stock or Stock Unit under such circumstances and subject to such terms and conditions as the Plan Administrator shall deem appropriate.

SECTION 11. OTHER STOCK OR CASH-BASED AWARDS

Subject to the terms of the Plan and such other terms and conditions as the Plan Administrator deems appropriate, the Plan Administrator may grant other incentives payable in cash or in shares of Common Stock under the Plan.

SECTION 12. WITHHOLDING

The Company may require the Participant to pay to the Company the amount of (a) any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Award (“tax withholding obligations”) and (b) any amounts due from the Participant to the Company or to any Related Company (“other obligations”). Notwithstanding any other provision of the Plan to the contrary, the Company shall not be required to issue any shares of Common Stock or otherwise settle an Award under the Plan until such tax withholding obligations and other obligations are satisfied.

The Plan Administrator may permit or require a Participant to satisfy all or part of the Participant’s tax withholding obligations and other obligations by (a) paying cash to the Company, (b) having the Company withhold an amount from any cash amounts otherwise due or to become due from the Company to the Participant, (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant (or become vested, in the case of Restricted Stock) having a Fair Market Value equal to the tax withholding obligations and other obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations and other obligations. The value of the shares so withheld or tendered may not exceed the employer’s minimum required tax withholding rate.

SECTION 13. ASSIGNABILITY

No Award or interest in an Award may be sold, assigned, pledged (as collateral for a loan or as security for the performance of an obligation or for any other purpose) or transferred by a Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent the Participant designates one or more beneficiaries on a Company-approved form who may exercise the Award or receive payment under the Award after the Participant’s death. During a Participant’s lifetime, an Award may be exercised only by the Participant. Notwithstanding the foregoing and to the extent permitted by Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit a Participant to assign or transfer an Award, subject to such terms and conditions as the Plan Administrator shall specify.

SECTION 14. ADJUSTMENTS

14.1	Adjustment of Shares

In the event, at any time or from time to time, a stock dividend, stock split, spin-off, combination or exchange of shares, recapitalization, merger, consolidation, distribution to stockholders other than a normal cash dividend, or other change in the Company’s corporate or capital structure results in (a) the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or kind of securities of the Company or any other company or (b) new, different or additional securities of the Company or any other company being received by the holders of shares of Common Stock, then the Plan Administrator shall make proportional adjustments in (i) the maximum number and kind of securities available for issuance under the Plan; (ii) the maximum number and kind of securities issuable as Incentive Stock Options as set forth in Section 4.2(d); and (iii) the number and kind of securities that are subject to any outstanding Award and the per share price of such securities, without any change in the aggregate price to be paid therefor. The determination by the Plan Administrator as to the terms of any of the foregoing adjustments shall be conclusive and binding.

Notwithstanding the foregoing, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards. Also notwithstanding the foregoing, a dissolution or liquidation of the Company or a Change of Control shall not be governed by this Section 14.1 but shall be governed by Sections 14.2 and 14.3, respectively.

14.2	Dissolution or Liquidation

To the extent not previously exercised or settled, and unless otherwise determined by the Plan Administrator in its sole discretion, Awards shall terminate immediately prior to the dissolution or liquidation of the Company. To the extent a vesting condition, forfeiture provision or repurchase right applicable to an Award has not been waived by the Plan Administrator, the Award shall be forfeited immediately prior to the consummation of the dissolution or liquidation.

14.3	Change of Control

(a) Notwithstanding any other provision of the Plan to the contrary, unless the Plan Administrator determines otherwise with respect to a particular Award in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, in the event of a Change of Control, if and to the extent an outstanding Award is not converted, assumed, substituted for or replaced by the Successor Company, then effective immediately prior to the Change of Control such Award shall become fully vested and exercisable or payable, and all applicable restrictions or forfeiture provisions shall lapse, and then terminate upon effectiveness of the Change of Control. If and to the extent the Successor Company converts, assumes, substitutes for or replaces an outstanding Award, the vesting and/or exercisability restrictions and/or forfeiture and/or repurchase provisions applicable to such Award shall not be accelerated or lapse, and all such vesting and/or exercisability restrictions and/or forfeiture and/or repurchase provisions shall continue with respect to any shares of the Successor Company or other consideration that may be received with respect to such Award.

(b) For the purposes of Section 14.3(a), an Award shall be considered converted, assumed, substituted for or replaced by the Successor Company if following the Change of Control the Award confers the right to purchase or receive, for each share of Common Stock subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the Successor Company, the Plan Administrator may, with the consent of the Successor Company, provide for the consideration to be received pursuant to the Award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Company substantially equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control. The determination of such substantial equality of value of consideration shall be made by the Plan Administrator, and its determination shall be conclusive and binding.

(c) Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may instead provide in the event of a Change of Control that a Participant’s outstanding Awards shall terminate upon or immediately prior to such Change of Control and that each such Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Awards (either to the extent then vested and exercisable, or subject to restrictions and/or forfeiture provisions, or whether or not then vested and exercisable, or subject to restrictions and/or forfeiture provisions, as determined by the Plan Administrator in its sole discretion) exceeds (ii) if applicable, the respective aggregate exercise, grant or purchase price payable with respect to shares of Common Stock subject to such Awards.

(d) For the avoidance of doubt, nothing in this Section 14.3 requires all Awards to be treated similarly.

14.4	Further Adjustment of Awards

Subject to Sections 14.2 and 14.3, the Plan Administrator shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Plan Administrator, to take such further action as it determines to be necessary or advisable with respect to Awards. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Awards so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Plan Administrator may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Plan Administrator may take such action before or after granting Awards to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.

14.5	No Limitations

The grant of Awards shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

14.6	Fractional Shares

In the event of any adjustment in the number of shares covered by any Award, each such Award shall cover only the number of full shares resulting from such adjustment.

14.7 Section 409A

Subject to Section 18.5, but notwithstanding any other provision of the Plan to the contrary, (a) any adjustments made pursuant to this Section 14 to Awards that are considered “deferred compensation” within the meaning of Section 409A shall be made in compliance with the requirements of Section 409A and (b) any adjustments made pursuant to this Section 14 to Awards that are not considered “deferred compensation” subject to Section 409A shall be made in such a manner as to ensure that after such adjustment the Awards either (i) continue not to be subject to Section 409A or (ii) comply with the requirements of Section 409A.

SECTION 15. FIRST REFUSAL

15.1	First Refusal Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Award. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Plan Administrator and set forth in the agreement evidencing the Participant’s receipt of the shares or, if applicable, in a shareholders agreement or other similar agreement.

15.2	Other Rights

Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Plan Administrator may require a Participant, as a condition to receiving shares under the Plan, to become a party to a stock purchase agreement and/or a shareholders agreement or other similar agreement, in the form designated by the Plan Administrator, pursuant to which Participant grants to the Company and/or its other shareholders certain rights, including but not limited to co-sale rights, with respect to the shares acquired by Participant under the Plan.

15.3	General

The Company’s rights under this Section 15 are assignable by the Company at any time.

SECTION 16. MARKET STANDOFF

In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Award granted under the Plan without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711, or any successor rules). The limitations of this Section 16 shall in all events terminate two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the shares issued under the Plan shall be immediately subject to the provisions of this Section 16, to the same extent the shares issued under the Plan are at such time covered by such provisions.

In order to enforce the limitations of this Section 16, the Company may impose stop-transfer instructions with respect to the shares until the end of the applicable standoff period.

SECTION 17. AMENDMENT AND TERMINATION

17.1	Amendment, Suspension or Termination

The Board may amend, suspend or terminate the Plan or any portion of the Plan at any time and in such respects as it shall deem advisable; provided, however, that, to the extent required by applicable law, regulation or stock exchange rule, stockholder approval shall be required for any amendment to the Plan. Subject to Section 17.3, the Board may amend the terms of any outstanding Award, prospectively or retroactively.

17.2	Term of the Plan

The Plan shall have no fixed expiration date. After the Plan is terminated, no future Awards may be granted, but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the later of (a) the adoption of the Plan by the Board and (b) the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Section 422 of the Code. Also notwithstanding the foregoing, no Award may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan and the date the Plan is approved by the stockholders.

17.3	Consent of Participant

The amendment, suspension or termination of the Plan or a portion thereof or the amendment of an outstanding Award shall not, without the Participant’s consent, materially adversely affect any rights under any Award theretofore granted to the Participant under the Plan. Any change or adjustment to an outstanding Incentive Stock Option shall not, without the consent of the Participant, be made in a manner so as to constitute a “modification” that would cause such Incentive Stock Option to fail to continue to qualify as an Incentive Stock Option. Notwithstanding the foregoing, any adjustments made pursuant to Section 14 shall not be subject to these restrictions.

Subject to Section 18.5, but notwithstanding any other provision of the Plan to the contrary, the Board shall have broad authority to amend the Plan or any outstanding Award without the consent of the Participant to the extent the Board deems necessary or advisable to comply with, or take into account, changes in applicable tax laws, securities laws, accounting rules or other applicable law, rule or regulation.

SECTION 18. GENERAL

18.1	No Individual Rights

No individual or Participant shall have any claim to be granted any Award under the Plan, and the Company has no obligation for uniformity of treatment of Participants under the Plan.

Furthermore, nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment contract or confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate a Participant’s employment or other relationship at any time, with or without cause.

18.2	Issuance of Shares

Notwithstanding any other provision of the Plan to the contrary, the Company shall have no obligation to issue or deliver any shares of Common Stock under the Plan or make any other distribution of benefits under the Plan unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction) and the applicable requirements of any securities exchange or similar entity.

The Company shall be under no obligation to any Participant to register for offering or resale or to qualify for exemption under the Securities Act, or to register or qualify under the laws of any state or foreign jurisdiction, any shares of Common Stock, security or interest in a security paid or issued under, or created by, the Plan, or to continue in effect any such registrations or qualifications if made.

As a condition to the exercise of an Option or any other receipt of Common Stock pursuant to an Award under the Plan, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and a legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration. The Plan Administrator may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.

To the extent the Plan or any instrument evidencing an Award provides for issuance of stock certificates to reflect the issuance of shares of Common Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

18.3	Indemnification

Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit or proceeding against such person, unless such loss, cost, liability or expense is a result of such person’s own willful misconduct or except as expressly provided by statute; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on such person’s own behalf.

The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s certificate of incorporation or bylaws, as a matter of law, or otherwise, or of any power that the Company may have to indemnify or hold harmless.

18.4	No Rights as a Stockholder

Unless otherwise provided by the Plan Administrator or in the instrument evidencing the Award or in a written employment, services or other agreement, no Award, other than a Stock Award, shall entitle the Participant to any cash dividend or other right of a stockholder unless and until the date of issuance under the Plan of the shares that are the subject of such Award.

18.5	Compliance with Laws and Regulations

In interpreting and applying the provisions of the Plan, any Option granted as an Incentive Stock Option pursuant to the Plan shall, to the extent permitted by law, be construed as an “incentive stock option” within the meaning of Section 422 of the Code.

The Plan and Awards granted under the Plan are intended to be exempt from the requirements of Section 409A to the maximum extent possible, whether pursuant to the short-term deferral exception described in Treasury Regulation Section 1.409A-1(b)(4), the exclusion applicable to stock options, stock appreciation rights and certain other equity-based compensation under Treasury Regulation Section 1.409A-1(b)(5), or otherwise. To the extent Section 409A is applicable to the Plan or any Award granted under the Plan, it is intended that the Plan and any Awards granted under the Plan comply with the deferral, payout, plan termination and other limitations and restrictions imposed under Section 409A. Notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, the Plan and any Award granted under the Plan shall be interpreted, operated and administered in a manner consistent with such intentions; provided, however, that the Plan Administrator makes no representations that Awards granted under the Plan shall be exempt from or comply with Section 409A and makes no undertaking to preclude Section 409A from applying to Awards granted under the Plan. Without limiting the generality of the foregoing, and notwithstanding any other provision of the Plan or any Award granted under the Plan to the contrary, with respect to any payments and benefits under the Plan or any Award granted under the Plan to which Section 409A applies, all references in the Plan or any Award granted under the Plan to the termination of the Participant’s employment or service are intended to mean the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i) to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A. In addition, if the Participant is a “specified employee,” within the meaning of Section 409A, then to the extent necessary to avoid subjecting the Participant to the imposition of any additional tax under Section 409A, amounts that would otherwise be payable under the Plan or any Award granted under the Plan during the six-month period immediately following the Participant’s “separation from service,” within the meaning of Section 409A(a)(2)(A)(i), shall not be paid to the Participant during such period, but shall instead be accumulated and paid to the Participant (or, in the event of the Participant’s death, the Participant’s estate) in a lump sum on the first business day after the earlier of the date that is six months following the Participant’s separation from service or the Participant’s death. Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify the Plan and any Award granted under the Plan so that the Award qualifies for exemption from or complies with Section 409A.

18.6	Participants in Other Countries or Jurisdictions

Without amending the Plan, the Plan Administrator may grant Awards to Eligible Persons who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Plan Administrator, be necessary or desirable to foster and promote achievement of the purposes of the Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Related Company may operate or have employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.

18.7	No Trust or Fund

The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or shares of Common Stock, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.

18.8	Successors

All obligations of the Company under the Plan with respect to Awards shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the business and/or assets of the Company.

18.9	Severability

If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify the Plan or any Award under any law deemed applicable by the Plan Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Plan Administrator’s determination, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

18.10	Choice of Law and Venue

The Plan, all Awards granted thereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of California without giving effect to principles of conflicts of law. Participants irrevocably consent to the nonexclusive jurisdiction and venue of the state and federal courts located in the State of California.

18.11	Financial Reports

To the extent required by applicable law, the Company shall provide annual financial statements of the Company to each Participant. Such financial statements need not be audited and need not be issued to key persons whose duties within the Company assure them access to equivalent information.

18.12	Legal Requirements

The granting of Awards and the issuance of shares of Common Stock under the Plan is subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

SECTION 19. EFFECTIVE DATE

The effective date (the “Effective Date”) is the date on which the Plan is adopted by the Board. If the stockholders of the Company do not approve the Plan within 12 months after the Board’s adoption of the Plan, any Incentive Stock Options granted under the Plan will be treated as Nonqualified Stock Options. To the extent required under applicable law, any Award exercised before the stockholders of the Company approve the Plan shall be rescinded if the stockholders of the Company do not approve the Plan by the later of (a) within 12 months before or after the date on which the Board adopts the Plan and (b) prior to or within 12 months of the date on which any Award under the Plan is granted in California.

APPENDIX A

DEFINITIONS

As used in the Plan:

“Acquired Entity” means any entity acquired by the Company or a Related Company or with which the Company or a Related Company merges or combines.

“Acquisition Price” means the fair market value of the securities, cash or other property, or any combination thereof, receivable or deemed receivable upon a Change of Control in respect of a share of Common Stock, as determined by the Plan Administrator in its sole discretion.

“Award” means any Option, Stock Appreciation Right, Stock Award, Restricted Stock, Stock Unit or cash-based award or other incentive payable in cash or in shares of Common Stock, as may be designated by the Plan Administrator from time to time.

“Board” means the Board of Directors of the Company.

“Cause,” unless otherwise defined in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means dishonesty, fraud, serious or willful misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conduct prohibited by law (except minor violations), in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, whose determination shall be conclusive and binding.

“Change of Control,” unless the Plan Administrator determines otherwise with respect to an Award at the time the Award is granted or unless otherwise defined for purposes of an Award in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of:

(a) a merger or consolidation of the Company with or into any other company or other entity;

(b) a sale, in one transaction or a series of transactions undertaken with a common purpose, of all of the Company’s outstanding voting securities; or

(c) a sale, lease, exchange or other transfer, in one transaction or a series of related transactions, undertaken with a common purpose of all or substantially all of the Company’s assets.

Notwithstanding the foregoing, a Change of Control shall not include (i) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the Successor Company immediately after the merger or consolidation; (ii) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; (iii) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction, converting the Company to a limited liability company or creating a holding company; or (iv) any transaction that the Board determines is not a Change of Control for purposes of the Plan.

A-1

Where a series of transactions undertaken with a common purpose is deemed to be a Change of Control, the date of such Change of Control shall be the date on which the last of such transactions is consummated.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock of the Company that is designated as “Non-Voting Common Stock” under the Company’s Certificate of Incorporation, as may be amended from time to time.

“Company” means Maplebear Inc., a Delaware corporation.

“Disability,” unless otherwise defined by the Plan Administrator for purposes of the Plan or in the instrument evidencing an Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable to perform his or her material duties for the Company or a Related Company and to be engaged in any substantial gainful activity, in each case as determined by the Company’s chief human resources officer or other person performing that function or, in the case of directors and executive officers, the Board, each of whose determination shall be conclusive and binding.

“Effective Date” has the meaning set forth in Section 19.

“Eligible Person” means any person eligible to receive an Award as set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means the per share fair market value of the Common Stock as established in good faith by the Plan Administrator or, if the Common Stock is publicly traded, the closing price for the Common Stock on any given date during regular trading, or if not trading on that date, such price on the last preceding date on which the Common Stock was traded, unless determined otherwise by the Plan Administrator using such methods or procedures as it may establish.

“Grant Date” means the later of (a) the date on which the Plan Administrator completes the corporate action authorizing the grant of an Award or such later date specified by the Plan Administrator and (b) the date on which all conditions precedent to an Award have been satisfied, provided that conditions to the exercisability or vesting of Awards shall not defer the Grant Date.

“Incentive Stock Option” means an Option granted with the intention that it qualify as an “incentive stock option” as that term is defined for purposes of Section 422 of the Code or any successor provision.

“Nonqualified Stock Option” means an Option other than an Incentive Stock Option.

A-2

“Option” means a right to purchase Common Stock granted under Section 7.

“Option Expiration Date” means the last day of the maximum term of an Option.

“Option Term” means the maximum term of an Option as set forth in Section 7.3.

“Participant” means any Eligible Person to whom an Award is granted.

“Plan” means the Maplebear Inc. 2018 Equity Incentive Plan.

“Plan Administrator” has the meaning set forth in Section 3.1.

“Related Company” means any entity that, directly or indirectly, is in control of, is controlled by or is under common control with the Company.

“Restricted Stock” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are subject to restrictions prescribed by the Plan Administrator.

“Retirement,” unless otherwise defined in the instrument evidencing the Award or in a written employment, services or other agreement between the Participant and the Company or a Related Company, means “Retirement” as defined for purposes of the Plan by the Plan Administrator or the Company’s chief human resources officer or other person performing that function or, if not so defined, means Termination of Service on or after the date the Participant reaches “normal retirement age,” as that term is defined in Section 411(a)(8) of the Code.

“Section 409A” means Section 409A of the Code.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stock Appreciation Right” or “SAR” means a right granted under Section 9.1 to receive the excess of the Fair Market Value of a specified number of shares of Common Stock over the grant price.

“Stock Award” means an Award of shares of Common Stock granted under Section 10, the rights of ownership of which are not subject to restrictions prescribed by the Plan Administrator.

“Stock Unit” means an Award denominated in units of Common Stock granted under Section 10.

“Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

“Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change of Control.

A-3

“Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including by reason of death, Disability or Retirement. Any question as to whether and when there has been a Termination of Service for the purposes of an Award and the cause of such Termination of Service shall be determined by the Company’s chief human resources officer or other person performing that function or, with respect to directors and executive officers, by the Board, whose determination shall be conclusive and binding. Transfer of a Participant’s employment or service relationship between the Company and any Related Company shall not be considered a Termination of Service for purposes of an Award. Unless the Board determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company. A Participant’s change in status from an employee of the Company or a Related Company to a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company, or a change in status from a nonemployee director, consultant, advisor or independent contractor of the Company or a Related Company to an employee of the Company or a Related Company, shall not be considered a Termination of Service.

“Vesting Commencement Date” means the Grant Date or such other date selected by the Plan Administrator as the date from which an Award begins to vest.

A-4

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Maplebear Inc. (the “Company”) hereby grants to you an Option (the “Option”) to purchase shares of the Company’s Common Stock (as defined in the Plan) under the Company’s 2018 Equity Incentive Plan (the “Plan”). The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”), in the Stock Option Agreement and in the Plan, which are attached to and incorporated into this Grant Notice in their entirety.

Participant:

Grant Date:	[date of Board approval of grant]

Vesting Commencement Date:	[typically grant date or date of hire]

Number of Shares Subject to Option:

Exercise Price (per Share):

Option Expiration Date:	(subject to earlier termination in accordance with the terms of the Plan and the Stock Option Agreement) [option expiration date is typically 10 years from Grant Date]

Type of Option:	☐ Incentive Stock Option* ☐ Nonqualified Stock Option

Vesting and Exercisability Schedule:

1/4th of the shares subject to the Option will vest and become exercisable on the one-year anniversary of the Vesting Commencement Date.

1/48th of the shares subject to the Option will vest and become exercisable monthly thereafter over the next three years.

Additional Terms/Acknowledgement: You acknowledge receipt of, and understand and agree to, this Grant Notice, the Stock Option Agreement and the Plan. You further acknowledge that as of the Grant Date, this Grant Notice, the Stock Option Agreement and the Plan set forth the entire understanding between you and the Company regarding the Option and supersede all prior oral and written agreements on the subject.

MAPLEBEAR INC.	PARTICIPANT

By:
Its:	Signature
Date:
Attachments:	Address:
1. Stock Option Agreement 2. 2018 Equity Incentive Plan	Taxpayer ID:

*	See Sections 3 and 4 of the Stock Option Agreement.

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement (this “Agreement”), Maplebear Inc. (the “Company”) has granted you an Option under its 2018 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice (the “Shares”) at the exercise price indicated in your Grant Notice. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

The details of the Option are as follows:

1. Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon your Termination of Service and the unvested portion of the Option will terminate.

2. Securities Law Compliance. Notwithstanding any other provision of this Agreement, you may not exercise the Option unless the Shares issuable upon exercise are registered under the Securities Act or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of the Option must also comply with other applicable laws and regulations governing the Option, and you may not exercise the Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

3. Incentive Stock Option Qualification. If so designated in your Grant Notice, all or a portion of the Option is intended to qualify as an Incentive Stock Option under federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such.

If the Option has been designated as an Incentive Stock Option and the aggregate Fair Market Value (determined as of the grant date) of the shares of Common Stock subject to the portions of the Option and all other Incentive Stock Options you hold that first become exercisable during any calendar year exceeds $100,000, any excess portion will be treated as a Nonqualified Stock Option, unless the Internal Revenue Service changes the rules and regulations governing the $100,000 limit for Incentive Stock Options. A portion of the Option may be treated as a Nonqualified Stock Option if certain events cause exercisability of the Option to accelerate.

4. Notice of Disqualifying Disposition. To the extent the Option has been designated as an Incentive Stock Option, to obtain certain tax benefits afforded to Incentive Stock Options, you must hold the Shares issued upon the exercise of the Option for two years after the Grant Date and one year after the date of exercise. By accepting the Option, you agree to promptly notify the Company if you dispose of any of the Shares within one year from the date you exercise all or part of the Option or within two years from the Grant Date.

1

5. Alternative Minimum Tax. You may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option.

6. Independent Tax Advice. You should obtain tax advice when exercising the Option and prior to the disposition of the Shares.

7. Method of Exercise. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing. You may make this payment in any combination of the following: (a) by cash; (b) by check acceptable to the Company; (c) if permitted by the Plan Administrator for Nonqualified Stock Options, by having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option that have a Fair Market Value on the date of exercise of the Option equal to the exercise price of the Option; (d) if permitted by the Plan Administrator, by using shares of Common Stock you already own; (e) if the Common Stock is registered under the Exchange Act and to the extent permitted by law, by instructing a broker to deliver to the Company the total payment required, all in accordance with the regulations of the Federal Reserve Board; or (f) by any other method permitted by the Plan Administrator.

8. First Refusal Rights and Other Restrictions. So long as the Common Stock is not registered under the Exchange Act, the Plan Administrator may, in its sole discretion at the time of exercise, require you to sign a stock purchase agreement and/or a shareholders agreement or other similar agreement, in the form designated by the Plan Administrator, pursuant to which you will grant to the Company and/or its stockholders certain rights, including, but not limited to, repurchase, co-sale and/or first refusal rights with respect to the Shares acquired by you upon exercise of the Option. Upon request to the Company, you may review a current form of any such agreement(s) prior to exercise of the Option.

9. Market Standoff. You agree that any Shares received upon exercise of the Option will be subject to the market standoff restrictions on transfer set forth in the Plan.

10. Treatment Upon Termination of Employment or Service Relationship. The unvested portion of the Option will terminate automatically and without further notice immediately upon your Termination of Service. You may exercise the vested portion of the Option as follows:

(a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) seven years from your Termination of Service, (ii) three months (or one year after your Termination of Service in the event of a Termination of Service due to your death, disability, or Retirement or death following the Termination of Service while your Option is exercisable) after the earlier of (A) the expiration of the lock-up period following an

2

Initial Public Offering or (B) Termination of Service after a Change of Control in which the Option is converted, assumed, substituted for or replaced by the Successor Company, (iii) the Option Expiration Date, and (iv) such earlier date as may be provided or permitted by the Plan. For this purpose, an “Initial Public Offering” means the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement covering the offer and sale by the Company of its equity securities, as a result of or following which the Shares shall be publicly held.

(b) Reserved.

(c) Reserved.

(d) Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause, unless the Plan Administrator determines otherwise. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Plan Administrator.

The Option must be exercised within three months after termination of employment for reasons other than death or disability and one year after termination of employment due to disability to qualify for the beneficial tax treatment afforded Incentive Stock Options. For purposes of the preceding, “disability” has the meaning attributed to that term for purposes of Section 422 of the Code.

It is your responsibility to be aware of the date the Option terminates.

11. Limited Transferability. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form or the personal representative of your estate. Notwithstanding the foregoing and to the extent permitted by the Plan and Section 422 of the Code, the Plan Administrator, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Plan Administrator.

12. Withholding Taxes. As a condition to the exercise of any portion of the Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign tax withholding obligations that may arise in connection with such exercise.

13. Option Not an Employment or Service Contract. Nothing in the Plan or this Agreement will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.

3

14. No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Retirement, Disability or death) of your Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.

15. Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.

16. Section 409A Compliance. Notwithstanding any provision in the Plan or this Agreement to the contrary, the Plan Administrator may, at any time and without your consent, modify the terms of the Option as it determines appropriate to avoid the imposition of interest or penalties under Section 409A of the Code; provided, however, that the Plan Administrator makes no representations that the Option shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to the Option.

[Insert these sections for non-US Residents only: 17. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge that: (a) the Plan is discretionary in nature and may be amended, suspended or terminated by the Company at any time; (b) the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (c) all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (d) your participation in the Plan is voluntary; (e) the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (f) the Option is not part of normal or expected compensation for purposes of calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments, and you will have no entitlement to compensation or damages as a consequence of your forfeiture of any unvested portion of the Option as a result of your Termination of Service for any reason; (g) the vesting of the Option ceases upon your Termination of Service for any reason except as may otherwise be explicitly provided in the Plan or this Agreement or otherwise permitted by the Plan Administrator; (h) the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; (i) if the Shares underlying the Option do not increase in value, the Option will have no value; and (j) in the event that you are not a direct employee of the Company, the grant of the Option will not be interpreted to form an employment or other relationship with the Company.

4

18. Employee Data Privacy. By entering into this Agreement and accepting the Option, you (a) explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of any of your personal data that is necessary to facilitate the implementation, administration and management of the Option and the Plan; (b) understand that the Company and your employer may, for the purpose of implementing, administering and managing the Plan, hold certain personal information about you, including, but not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title and details of all awards or entitlement to the Common Stock granted to you under the Plan or otherwise (“Data”); (c) understand that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, including any broker with whom the Shares issued upon vesting of the Option may be deposited, and that these recipients may be located in your country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country; (d) waive any data privacy rights you may have with respect to the Data; and (e) authorize the Company, its Related Companies and its agents to store and transmit such information in electronic form.]

5

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

STOCK OPTION EXERCISE NOTICE

By your signature and the signature of the representative of Maplebear Inc. (the “Company”) below, you and the Company agree that you are purchasing shares of the Company’s Common Stock (as defined in the Plan) subject to the terms and conditions of this Stock Option Exercise Notice (the “Exercise Notice”), the agreement(s) evidencing the applicable Option(s) (the “Option Agreement(s)”) and the Company’s 2018 Equity Incentive Plan (the “Plan”), as well as the terms and conditions of the Stock Purchase Agreement (this “Agreement”), which is attached to and incorporated into this Exercise Notice in its entirety.

Purchaser:

Address:

Taxpayer I.D. number:

Total number of shares for which Option is being exercised now (these shares are referred to below as “Shares”):

Total exercise price for Shares:	$

(Note: If you are exercising more than one stock option under this Agreement, please complete Attachment A instead of completing the following four items):

Option Grant Date:

Type of Option:	☐ Incentive Stock Option ☐ Nonqualified Stock Option

Exercise price per share:	$

Total number of shares subject to Option:

IN WITNESS WHEREOF, the parties have executed this Exercise Notice on the date indicated below.

MAPLEBEAR INC.	PARTICIPANT

Signature

By:	Date:
Its:	☐ Check Box if Not Legally Married
Date:	PARTICIPANT’S SPOUSE

Attachment:
1. Stock Purchase Agreement
Signature

Print Name:

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

STOCK PURCHASE AGREEMENT

Pursuant to your Stock Option Exercise Notice (the “Exercise Notice”) and this Stock Purchase Agreement (this “Agreement”), you and Maplebear Inc. (the “Company”) agree that you are purchasing the number of shares of the Company’s Common Stock set forth on the Exercise Notice and subject to the terms and conditions of the agreement(s) evidencing the applicable Option(s) (the “Option Agreement(s)”), the Exercise Notice, the Company’s 2018 Equity Incentive Plan (the “Plan”) and this Agreement as set forth below. Capitalized terms not defined in this Agreement but defined in the Plan have the same definitions as in the Plan.

The details of this Agreement are as follows:

1.	Payment of Exercise Price

Prior to or concurrently with the delivery of this Agreement to the Company, you have delivered the exercise price for the Shares in accordance with the terms of the Plan and the Option Agreement.

2.	Securities Law Compliance

2.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of the purchase of the Shares, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Shares and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Shares and the Company.

2.2 You hereby confirm that you have been informed that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws pursuant to exemptions from registration. You further confirm that you understand that the reliance by the Company on such exemptions is predicated in part on the truth and accuracy of the statements by you in this Agreement.

2.3 You hereby represent and warrant that you are purchasing the Shares for your own account, for investment purposes only, and not with a view towards the distribution or public offering of all or any part of the Shares.

2.4 You hereby confirm that you understand that because the Shares have not been registered under the Securities Act, you must continue to bear the economic risk of the investment for an indefinite period of time and the Shares cannot be sold unless the Shares are subsequently registered or an exemption from registration is available.

1

2.5 You hereby agree that you will in no event sell or distribute all or any part of the Shares unless (a) you comply with the provisions of this Agreement and (b)(i) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (ii) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or, in the Company’s sole discretion, the Company otherwise satisfies itself that such transaction is exempt from registration.

2.6 You hereby consent to the placing of a legend on your certificate(s) as set forth in Section 5 and to the placing of a stop-transfer order on the books of the Company and with any transfer agents against the Shares until the Shares may be legally resold or distributed.

2.7 You hereby confirm that you understand that at the present time Rule 144 of the Securities and Exchange Commission (the “SEC”) may not be relied on for the resale or distribution of the Shares by you. You understand that the Company has no obligation to you to register the Shares with the SEC and has not represented to you that it will so register the Shares.

2.8 You confirm that you have been advised, prior to your purchase of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares have not been registered under any of the Acts and therefore cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

2.9 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Agreement or the breach by you of any terms or conditions of this Agreement.

3.	Transfer Restrictions

3.1 Restrictions on Transfer. Shares will not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in contravention of the provisions of this Agreement. The Shares may not be sold, transferred, assigned, pledged, encumbered or otherwise disposed of without the prior consent of the Plan Administrator. If the Plan Administrator consents to such sale, transfer, assignment, pledge, encumbrance or other disposal of the Shares, and you comply with the provisions of Section 4, you agree to (a) pay the Company a transfer processing fee of $5,000 per transaction (whereby transfers to separate transferees shall be deemed to be separate transactions); and (b) provide an opinion, which is reasonably acceptable to legal counsel for the Company, of your legal counsel and the counsel of the transferee (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration under applicable securities laws or, in the Company’s sole discretion, the Company otherwise satisfies itself that such transaction is exempt from registration under applicable securities laws. Such restrictions on transfer, however, will not apply to a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by you in connection with the acquisition of the Shares. For purposes of this Agreement, a “transfer” shall mean any transfer or registration of transfer within the meaning of Delaware law and section 202 of the Delaware general corporation law, including but not limited to any sale, assignment, conveyance, hypothecation, encumbrance, pledge, gift, grant of a security interest or lien, transfer by bequest, devise or descent, any short sale, grant of any option, any hedging or similar transaction with the same economic effect as a sale or transfer, or other transfer or disposition of any kind of a share or any legal, economic or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law, or any right or interest therein. Transfer shall also include, without limitation, any (i) transfer of a share to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership); (2) transfer to a receiver, levying creditor, trustee or receiver in bankruptcy proceedings or general assignee for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly; or (3) transfer of, or entering into a binding agreement with respect to, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy or otherwise.

2

3.2 Transferee Obligations. Each person (other than the Company) to whom the Shares are transferred must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement, to the same extent the Shares would be so subject if retained by you.

3.3 Market Standoff. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you or any transferee (either being referred to herein as “you”) agrees not to sell, make any short sale of, loan, hypothecate, pledge, assign, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to, any Shares without the prior written consent of the Company or such underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed (a) 180 days after the effective date of the registration statement for such public offering or (b) such longer period requested by the underwriters as is necessary to comply with regulatory restrictions on the publication of research reports (including, but not limited to, NYSE Rule 472 or NASD Conduct Rule 2711). This market standoff provision will be in effect no longer than two years after the effective date of the Company’s initial public offering.

In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 3.3, to the same extent the Shares are at such time covered by such provisions.

In order to enforce the limitations of this Section 3.3, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable standoff period.

3.4 Stockholders Agreements. If upon the purchase of the Shares pursuant to this Agreement you will hold two percent (2%) or more of the Company’s then outstanding capital stock, as a condition to the exercise of the Option you must execute, and become a party to, the Company’s Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of March 2, 2017, or the current version of such agreement (the “Co-Sale Agreement”), as a “Key Holder” for purposes of the Co-Sale Agreement. Upon execution of the Co-Sale Agreement, the Right of First Refusal for the Shares pursuant to Section 4 of this Agreement shall apply to only those Shares that are not purchased by the Company and/or the investors in the Company pursuant to the terms of the Co-Sale Agreement.

4.	Company’s Right of First Refusal

Before any Shares held by you may be sold or otherwise transferred (including any assignment, pledge, encumbrance or other disposition of the Shares, but not a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by you in connection with the acquisition of the Shares), the Company will have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 4 (the “Right of First Refusal”). The Company shall have the right to assign all or any portion of its Right of First Refusal to any current stockholder of the Company, any other third party or any combination of any of the foregoing, in its sole discretion. Such Right of First Refusal will terminate on the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act.

3

4.1 In the event you desire to accept a bona fide third-party offer for the sale or transfer of any or all of the Shares, you will promptly deliver to the Company a written notice (the “Notice”) stating the terms and conditions of any proposed sale or transfer, including (a) your bona fide intention to sell or otherwise transfer such Shares, (b) the name of each proposed purchaser or other transferee (the “Proposed Transferee”), (c) the number of Shares to be transferred to each Proposed Transferee, and (d) the bona fide cash price or other consideration for which you propose to transfer the Shares (the “Offered Price”). You will provide satisfactory proof that the disposition of such shares to such Proposed Transferee would not be in contravention of the provisions of Section 3 and you will offer to sell the Shares at the Offered Price to the Company or its assignee(s), as the case may be.

4.2 At any time within 120 days after receipt of the Notice, the Company or one or more of its assignees or both, as the case may be, may, by giving written notice to you, elect to purchase all or any portion of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with Section 4.3.

4.3 The purchase price for the Shares purchased under this Section 4 will be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the noncash consideration will be determined by the Board in good faith.

4.4 Payment of the purchase price will be made, in the discretion of the Plan Administrator, either (a) in cash (by check), by cancellation of all or a portion of any of your outstanding indebtedness to the Company or such assignee, or by any combination thereof, within 120 days after receipt of the Notice or (b) in the manner and at the time(s) set forth in the Notice.

4.5 If any of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or one or more of its assignees as provided in this Section 4, subject to the terms and conditions of Section 3, then you may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price; provided that such sale or other transfer is consummated within 150 days after the date of the Notice; and provided, further, that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Agreement, including without limitation, this Section 4 will continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if you propose to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice will be given to the Company, and the Company or its assignee will again be offered the Right of First Refusal before any Shares held by you may be sold or otherwise transferred.

5.	Legends

You understand and agree that the Shares are subject to first refusal rights and other transfer restrictions, as set forth in this Agreement. You understand that the certificate(s) representing the Shares will bear legends in substantially the following forms:

4

“The securities represented by this certificate are subject to certain restrictions on public resale and transfer and first refusal rights held by the issuer and/or its assignee(s) and may not be sold, assigned, transferred, encumbered or in any way disposed of except as set forth in a stock purchase agreement between the issuer and the original purchaser of these shares, a copy of which may be obtained at the principal office of the issuer. Such transfer restrictions and first refusal rights are binding on transferees of these shares.”

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or under applicable state securities laws. These securities are subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Act and applicable state securities laws, pursuant to registration or exemption therefrom. Investors should be aware that they may be required to bear the financial risks of this investment for an indefinite period of time. The issuer of these securities may require an opinion of counsel in form and substance satisfactory to the issuer to the effect that the proposed transfer or resale is in compliance with the Act and any applicable state securities laws.”

6.	Stop-Transfer Notices

You understand and agree that, in order to ensure compliance with the restrictions referred to in this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. The Company will not be required to (a) transfer on its books any Shares that have been sold or transferred in violation of the provisions of this Agreement or (b) treat as the owner of the Shares, or otherwise accord dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

7.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of exercising the Option or disposing of the Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law, and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you prior to exercising the Option or disposing of the Shares. Prior to exercising the Option, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the exercise of the Option in light of your specific situation or have had the opportunity to consult with such a tax advisor but chose not to do so.

8.	Withholding and Disposition of Shares

As described in the Option Agreement, you will make arrangements satisfactory to the Company for the payment of any federal, state, local or foreign withholding tax obligations that arise upon purchase of the Shares. If you are exercising an Incentive Stock Option, you agree to notify the Company if any Shares are disposed of within one year from the date hereof or two years from the Grant Date.

5

9.	General Provisions

9.1 Assignment. The Company may assign its Right of First Refusal at any time, in whole or in part, whether or not such rights are then exercisable, to any person or entity selected by the Board, including, without limitation, one or more stockholders of the Company.

9.2 Notices. Any notice required in connection with (a) the Company’s Right of First Refusal or (b) the disposition of any Shares covered thereby will be given in writing and will be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated in this Agreement or at such other address as such party may designate by 10 days’ advance written notice under this Section 9.2 to all other parties to this Agreement.

9.3 No Waiver. No waiver of any provision of this Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

9.4 Cancellation of Shares. If the Company or its assignees will make available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Shares to be purchased by the Company pursuant to the exercise of the Company’s Right of First Refusal in accordance with the provisions of this Agreement, then, from and after such time, you will no longer have any rights as a purchaser of such Shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such Shares will be deemed purchased in accordance with the applicable provisions of this Agreement and the Company or its assignees will be deemed the owner and purchaser of such Shares, whether or not the certificates therefor have been delivered as required by this Agreement.

9.5 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Shares pursuant to the express provisions of this Agreement.

9.6 Agreement Is Entire Contract. This Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement is made pursuant to the provisions of the Plan and will in all respects be construed in conformity with the express terms and provisions of the Plan.

9.7 Successors and Assigns. The provisions of this Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

9.8 No Employment or Service Contract. Nothing in this Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without cause.

6

9.9 Stockholder of Record. You will be recorded as a stockholder of the Company and will have, subject to the provisions of this Agreement and the Plan, all the rights of a stockholder with respect to the Shares.

9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but which, upon execution, will constitute one and the same instrument.

9.11 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California.

7

ATTACHMENT A

(To be completed only if you are exercising more than one Option)

Please complete for each Option you are exercising.

Option Grant Date	Type of Option: Incentive Stock Option (“ISO”) Nonqualified Stock Option (“NSO”) (please circle one)	Exercise Price Per Share	Number of Shares to be Exercised
	ISO/NSO	$
	ISO/NSO	$
	ISO/NSO	$
	ISO/NSO	$
	ISO/NSO	$

8

RECEIPT FOR ISO EXERCISE

_______________________ hereby acknowledges receipt from ____________________ (“Purchaser”) in payment for ________ shares of Common Stock of Maplebear Inc., a Delaware corporation, of $______________ in the form of

☐	Cash

☐	Check (personal, cashier’s or bank certified)

☐	__________ shares of the Company’s Common Stock, fair market value $_______ per share, held by the Purchaser

☐	Copy of irrevocable instructions to broker

☐	Other: _______________________

Exercise Date: _______________________ (Date Company receives both the executed Exercise Notice and payment)	By:

Per share FMV on such date: $______________	For: Maplebear Inc.

9

RECEIPT FOR NSO EXERCISE

_______________________ hereby acknowledges receipt from ____________________ (“Purchaser”) in payment for ________ shares of Common Stock of Maplebear Inc., a Delaware corporation, and applicable tax withholding, of $______________ in the form of

☐	Cash

☐	Check (personal, cashier’s or bank certified)

☐	__________ shares of the Company’s Common Stock, fair market value $_______ per share, withheld by the Company but otherwise issuable on exercise of an option

☐	__________ shares of the Company’s Common Stock, fair market value $_______ per share, held by the Purchaser

☐	Copy of irrevocable instructions to broker

☐	Other: _______________________

Exercise Date: _______________________	By:

(Date Company receives both the executed Exercise Notice and payment)	For:	Maplebear Inc.

Estimated per share FMV on such date*: $______________

*	The actual per share FMV on such date may be higher or lower, and will be communicated to you after it is established by the Board.

10

[AWARD NOTICE FOR US AND NON-US PARTICIPANTS]

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

Maplebear Inc. (the “Company”) has granted to you a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice (the “Award Notice”), and the RSU Terms and Conditions (the “Terms and Conditions”) and the Company’s 2018 Equity Incentive Plan (the “Plan”), each of which are incorporated into the Award Notice in their entirety.

The Award Notice and the Terms and Conditions are collectively referred to as the “RSU Agreement.” Capitalized terms not explicitly defined in this Award Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant:

Grant Date:

Vesting Commencement Date:

Number of Restricted Stock Units (“RSUs”):

Liquidity Event Deadline:	Seventh (7th) Anniversary of the Grant Date

Vesting Schedule: You will be issued shares with respect to an RSU only if it vests. Two separate vesting requirements must be satisfied on or before the Liquidity Event Deadline above in order for an RSU to vest: the Service-Based Requirement and the Liquidity Event Requirement, as provided below. An RSU will actually vest (and become a “Vested RSU”) on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied (the “Vesting Date”).

Service-Based Requirement: Your RSUs will satisfy the Service-Based Requirement (which we refer to as being “service-vested”) according to the following schedule, provided that you have not incurred a Termination of Service prior to each such date:

<< insert vesting table>>

Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied on the first to occur of the following events that occur prior to the Liquidity Event Deadline (each, a “Liquidity Event”): (1) a Change of Control (as defined in the Plan); and (2) the effective date of a registration statement filed under the Securities Act of 1933, as amended, for an initial public offering of the Common Stock (an “IPO”). For the avoidance of doubt, clause (2) shall be deemed to include the date of the initial listing of any class of the Company’s common stock on a national securities exchange by means of a registration statement on Form S-1 filed by the Company that registers shares of existing capital stock of the Company for resale.

1

Settlement Schedule: If an RSU vests as provided for above, the Company will issue one share of Common Stock for each Vested RSU in accordance with the following schedule (each date or event below, a “Settlement Time”), subject to the provisions of Section 1 of the RSU Agreement:

(i) If the Liquidity Event Requirement is first met because of a Change in Control, then the Settlement Time for any then-Vested RSUs will be as of immediately prior to the consummation of the Change of Control.

(ii) If the Liquidity Event Requirement is first met because of an IPO, then the Settlement Time for Vested RSUs will generally occur on the next Quarterly Settlement Date, or the IPO Settlement Date in the case of RSUs that first vest upon the IPO or during the Lock-Up Period.

A “Quarterly Settlement Date” means February 15, May 15, August 15 and November 15.

The “IPO Settlement Date” means the earlier of (i) the next trading day following the expiration of the period provided in Section 16 of the Plan (the “Lock-Up Period”), and (ii) a date determined by the Board following the effectiveness of the IPO; provided that in all cases Vested RSUs shall be settled no later than March 15 of the year following the year in which the IPO occurs.

(iii) If a Change of Control occurs after an IPO but before the applicable time specified in clause (ii) above, then the Settlement Time for Vested RSUs will occur as specified in clause (i) above.

Additional Terms/Acknowledgement: By accepting the Award, you acknowledge receipt of, and understand and agree to, the Award Notice, the Terms and Conditions and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Terms and Conditions and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

This Award Notice and any notices, agreements or other documents related to this Award or your participation in the Plan may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

2

MAPLEBEAR INC.	PARTICIPANT

By:	[Name]
Its:	Taxpayer ID:

Incorporated Documents:

1. RSU Terms and Conditions	Address:

2. 2018 Equity Incentive Plan

3

[RSU AWARD FOR US PARTICIPANTS]

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

RSU Terms and Conditions

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and these RSU Terms and Conditions (“Terms and Agreement”), Maplebear Inc. (the ”Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2018 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in your Award Notice.

The Award Notice and these Terms and Conditions are collectively referred to as the “RSU Agreement”). Capitalized terms not explicitly defined in these Terms and Conditions or the Award Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Settlement of Vested RSUs and Issuance of Shares

1.1 General. The delivery of shares under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in Section 7, the Company will deliver to you a number of shares of the Common Stock equal to the number of Vested RSUs subject to the Award on the applicable Settlement Time(s) as provided in the Award Notice. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

1.2 Delayed Settlement During Closed Trading Window. Notwithstanding the foregoing, following the IPO and the expiration of the Lock-Up Period, in the event that:

(a) you are subject to the Company’s policy permitting certain individuals to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of Common Stock in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of Common Stock on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies or under such other policy expressly approved by the Company), and

(b) the Company elects not to satisfy its Tax Withholding Obligation (as defined in Section 7) by (i) withholding shares from your distribution, (ii) permitting you to enter into a “same day sale” commitment with a brokerage firm or (iii) permitting you to pay cash, then

1

(c) such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you have experienced a Termination of Service) or the next business day when you are not prohibited from selling shares of the Common Stock in the open market, or on such other date determined by the Company, but in no event later than March 15 of the calendar year following the calendar year in which the RSUs originally became vested.

2.	Termination of Award

2.1 Termination of Service. Except as otherwise set forth in the Award Notice, and unless the Plan Administrator determines otherwise prior to your Termination of Service, upon your Termination of Service, your RSUs will be treated as follows:

(a) Any RSUs that have not met the Service-Based Requirement will expire immediately.

(b) In the case of RSUs that have met the Service-Based Requirement, if your Termination of Service was not for Cause and such termination occurs prior to achievement of the Liquidity Event Requirement and prior to the Liquidity Event Deadline, then any RSUs that have met the Service-Based Requirement will remain outstanding and eligible to vest on the occurrence of a Liquidity Event that occurs on or prior to the Liquidity Event Deadline.

(c) If your Termination of Service is for Cause, all RSUs (including Vested RSUs), will automatically expire upon first notification to you of such termination, unless the Plan Administrator determines otherwise. If your Termination of Service is suspended pending an investigation of whether you shall be terminated for Cause, all your rights under the Award shall likewise be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, the Award may be immediately terminated by the Plan Administrator, in its sole discretion.

2.2 Liquidity Event Deadline. All unvested RSUs will automatically expire as of the Liquidity Event Deadline, regardless of whether you have experienced a Termination of Service, if no Liquidity Event has occurred by such date.

3.	Securities Law Compliance

3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the Securities and Exchange Commission and has not represented to you that it will so maintain registration of the Shares.

2

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this RSU Agreement or the breach by you of any terms or conditions of this RSU Agreement.

4.	Transfer Restrictions

No portion of this Award or any interest therein shall be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5.	No Rights as Stockholder

You shall not have voting or other rights as a stockholder of the Common Stock with respect to the Award. You will not receive any benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution except as provided in Section 14 of the Plan.

6.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Award and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Award and receiving or disposing of the Shares. Prior to executing this RSU Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Award and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

3

7.	Withholding

You are ultimately responsible for all taxes owed in connection with this Award (e.g., at vesting and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including U.S. FICA or any other social tax obligation, but excluding any taxes imposed solely on the Company (or a Related Company) as an employer (the “Tax Withholding Obligation”), without regard to any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation that arises in connection with this Award. As a condition to the issuance of Shares pursuant to this Award, you agree to make arrangements satisfactory to the Company (or a Related Company) for the payment of the Tax Withholding Obligation that arises upon receipt of the Shares or otherwise. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. In its sole discretion, the Company may withhold from the shares otherwise payable to you with respect to your Vested RSUs the number of whole shares of the Common Stock required to satisfy the minimum applicable Tax Withholding Obligation, the number to be determined by the Company based on the Fair Market Value of the Common Stock on the date the Company is required to withhold. In addition, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Company in its sole discretion may require you to instruct a brokerage firm designated or approved by the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you in payment of Vested RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Notwithstanding the forgoing, to the maximum extent permitted by law, the Company (or a Related Company) has the right to retain from salary or other amounts payable to you, without notice, an amount sufficient to satisfy the Tax Withholding Obligation.

8.	General Provisions

8.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Board.

8.2 No Waiver. No waiver of any provision of this RSU Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

8.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Award pursuant to the express provisions of this RSU Agreement.

8.4 Governing Plan Document. This RSU Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This RSU Agreement is made pursuant to the provisions of the Plan and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

8.5 Successors and Assigns. The provisions of this RSU Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this RSU Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

4

8.6 No Employment or Service Contract. Nothing in this RSU Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

8.7 Governing Law. This RSU Agreement will be construed and administered in accordance with and governed by the laws of the State of California.

8.8 Section 409A Compliance. Payments made pursuant to this RSU Agreement are intended to qualify for an exemption from or comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and this RSU Agreement and the Plan shall be interpreted, operated and administered in a manner consistent with this intention. Each payment made pursuant to this RSU Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. If it is determined that the Award is deferred compensation subject to Section 409A of the Code, and if you are a “specified employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then you may be subject to certain delayed payment rules as provided in Section 18.5 of the Plan. Notwithstanding any other provision in this RSU Agreement or the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this RSU Agreement so that payments made pursuant to this RSU Agreement qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that payments made pursuant to this RSU Agreement shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to payments made under this RSU Agreement.

5

[RSU AWARD FOR NON-US PARTICIPANTS]

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

RSU Terms and Conditions

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and these RSU Terms and Conditions (“Terms and Agreement”), Maplebear Inc. (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2018 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in your Award Notice.

The Award Notice and these Terms and Conditions are collectively referred to as the “RSU Agreement”). Capitalized terms not explicitly defined in these Terms and Conditions or the Award Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Settlement of Vested RSUs and Issuance of Shares

1.1 General. If you are subject to taxation in the United States, the delivery of shares under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in Section 7 and the applicable provisions in the appendix hereto (the “Appendix”), the Company will issue to you a number of shares of the Common Stock equal to the number of Vested RSUs subject to the Award on the applicable Settlement Time(s) as provided in the Award Notice. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company.

1.2 Delayed Settlement During Closed Trading Window. Notwithstanding the foregoing, following the IPO and the expiration of the Lock-Up Period, in the event that:

(a) you are subject to the Company’s policy permitting certain individuals to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of Common Stock in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of Common Stock on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies or under such other policy expressly approved by the Company), and

1

(b) the Company elects not to satisfy its Tax Withholding Obligation (as defined in Section 7) by (i) withholding shares from your distribution, (ii) permitting you to enter into a “same day sale” commitment with a a brokerage firm or (iii) permitting you to pay cash, then

(c) such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you have experienced a Termination of Service) or the next business day when you are not prohibited from selling shares of the Common Stock in the open market, or on such other date determined by the Company, but if you are subject to taxation in the United States, in no event later than March 15 of the calendar year following the calendar year in which the RSUs originally became vested.

2.	Termination of Award

2.1 Termination of Service. Except as otherwise set forth in the Award Notice and the Appendix, and unless the Plan Administrator determines otherwise prior to your Termination of Service, upon your Termination of Service, your RSUs will be treated as follows:

(a) Any RSUs that have not met the Service-Based Requirement will expire immediately. For certainty, except only as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, as amended or replaced, or as agreed to by the Company, no RSUs shall meet the Service-Based Requirement following the Participant’s Termination of Service, and any Awards that do not meet the Service-Based Requirement will terminate and be cancelled on that date, and you shall have no claim to any payment or damages in lieu thereof.

(b) In the case of RSUs that have met the Service-Based Requirement, if your Termination of Service was not for Cause and such termination occurs prior to achievement of the Liquidity Event Requirement and prior to the Liquidity Event Deadline, then any RSUs that have met the Service-Based Requirement will remain outstanding and eligible to vest on the occurrence of a Liquidity Event that occurs on or prior to the Liquidity Event Deadline.

(c) In the case of RSUs that have met the Service-Based Requirement, if your Termination of Service is for Cause, except only as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, as amended or replaced, all RSUs (including Vested RSUs) will automatically expire upon your Termination of Service, unless the Plan Administrator determines otherwise, and you shall have no claim to any payment or damages in lieu thereof. If your Termination of Service is for Cause, and you were suspended pending an investigation prior to the Termination of Service, your Termination of Service shall be deemed to have occurred on the date you were given notice of your suspension by the Company or its Related Companies. If any facts that would constitute termination for Cause are discovered after your Termination of Service, the Award may be immediately terminated by the Plan Administrator, in its sole discretion.

2

(d) In all cases, Termination of Service means the date that you cease to be an employee of the Company or its Related Companies for any reason, whether lawful or otherwise (including, without limitation, by reason of resignation, death, frustration of contract, termination for cause, termination without cause, or constructive dismissal), without regard to any pay in lieu of notice (whether by way of lump sum or salary continuance), benefits continuance or other termination related payments or benefits to which you may then be entitled. The Plan Administrator shall have the exclusive discretion to determine when a Termination of Service occurs (including whether you may still be providing services while on a leave of absence).

2.2 Liquidity Event Deadline. All unvested RSUs will automatically expire as of the Liquidity Event Deadline, regardless of whether you have experienced a Termination of Service, if no Liquidity Event has occurred by such date.

3.	Securities Law Compliance

3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the Securities and Exchange Commission and has not represented to you that it will so maintain registration of the Shares.

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this RSU Agreement or the breach by you of any terms or conditions of this RSU Agreement.

3

4.	Transfer Restrictions

No portion of this Award or any interest therein shall be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5.	No Rights as Stockholder

You shall not have voting or other rights as a stockholder of the Common Stock with respect to the Award. You will not receive any benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution except as provided in Section 14 of the Plan.

6.	Independent Tax Advice

You acknowledge that determining the actual tax and social security consequences to you of receiving or disposing of the Award and Shares may be complicated. These tax and social security consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax or social security laws and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax and social security consequences to you of receiving the Award and receiving or disposing of the Shares. Prior to executing this RSU Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax and social security advice concerning the receipt of the Award and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

7.	Withholding

You are ultimately responsible for all taxes owed in connection with this Award (e.g., at vesting and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, provincial, state or local, including U.S. FICA or any other social security or tax obligation, but excluding any taxes imposed solely on the Company (or a Related Company) as an employer (the “Tax Withholding Obligation”), without regard to any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation that arises in connection with this Award. As a condition to the issuance of Shares pursuant to this Award, you agree to make arrangements satisfactory to the Company (or a Related Company) for the payment of the Tax Withholding Obligation that arises upon receipt of the Shares or otherwise. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. In its sole discretion, the Company may withhold from the shares otherwise payable to you with respect to your Vested RSUs the number of whole shares of the Common Stock required to satisfy the minimum applicable Tax Withholding Obligation, the number to be determined by the Company based on the Fair Market Value of the Common Stock on the date the Company is required to withhold. In

4

addition, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Company in its sole discretion may require you to instruct a brokerage firm designated or approved by the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you in payment of Vested RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Notwithstanding the forgoing, to the maximum extent permitted by law, the Company (or a Related Company) has the right to retain from salary or other amounts payable to you, without notice, an amount sufficient to satisfy the Tax Withholding Obligation.

8.	General Provisions

8.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Board.

8.2 No Waiver. No waiver of any provision of this RSU Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

8.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Award pursuant to the express provisions of this RSU Agreement.

8.4 Governing Plan Document. This RSU Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This RSU Agreement is made pursuant to the provisions of the Plan and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. For greater certainty, in the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this RSU Agreement, the terms and conditions of this RSU Agreement shall prevail.

8.5 Successors and Assigns. The provisions of this RSU Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this RSU Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

8.6 No Employment or Service Contract. Nothing in this RSU Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

8.7 Governing Law. This RSU Agreement will be construed and administered in accordance with and governed by the laws of the State of California.

5

8.8 Section 409A Compliance. If you are subject to taxation in the United States, payments made pursuant to this RSU Agreement are intended to qualify for an exemption from or comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and this RSU Agreement and the Plan shall be interpreted, operated and administered in a manner consistent with this intention. Each payment made pursuant to this RSU Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. If it is determined that the Award is deferred compensation subject to Section 409A of the Code, and if you are a “specified employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then you may be subject to certain delayed payment rules as provided in Section 18.5 of the Plan. Notwithstanding any other provision in this RSU Agreement or the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this RSU Agreement so that payments made pursuant to this RSU Agreement qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that payments made pursuant to this RSU Agreement shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to payments made under this RSU Agreement.

8.9 Award not a Service Contract. By accepting your Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(b) the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of awards (whether on the same or different terms), or benefits in lieu of awards, even if awards have been granted in the past;

(c) your Award and any shares of Common Stock acquired under the Plan, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar payments;

(d) the future value of the shares of Common Stock underlying the RSUs is unknown, indeterminable, and cannot be predicted with certainty;

(e) neither the Company nor any Related Company shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of your Award or of any amounts due to you pursuant to the vesting of your Award or the subsequent sale of any shares of Common Stock received;

6

(f) no claim or entitlement to compensation or damages shall arise from forfeiture of this Award resulting from a Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment or service agreement, if any), and in consideration of the grant of this Award to which you are otherwise not entitled, you irrevocably agree never to institute any claim against the Company or any Related Company, waive your ability, if any, to bring any such claim, and release the Company and any Related Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, you shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim.

8.10 Data Privacy.

(a) You explicitly and unambiguously acknowledge and consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by and among, as applicable, your employer, the Company and its Related Companies for the exclusive purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Related Companies and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security number (or other identification number), salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere, in particular in the US, and that the recipient country may have different data privacy laws providing less protections of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You acknowledge that the recipients may receive, possess, process, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any shares of Common Stock acquired upon the vesting of your Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data or refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing.

(b) For the purposes of operating the Plan in the European Union, Switzerland and the United Kingdom, the Company will collect and process information relating to you in accordance with the privacy notice from time to time in force.

7

8.11 Language. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this RSU Agreement. If you have received this RSU Agreement, or any other document related to this Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

8.12 Foreign Asset/Account, Exchange Control and Tax Reporting. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The applicable laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

8.13 Appendix. Notwithstanding any provisions in this RSU Agreement, your Award shall be subject to the special terms and conditions for your country set forth in the Appendix attached hereto. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of the RSU Agreement.

8

APPENDIX

This Appendix includes special terms and conditions that govern the Award granted to you under the Plan if you reside and/or work in any country listed below.

The information contained herein is general in nature and may not apply to your particular situation, and you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company will, in its discretion, determine the extent to which the special terms and conditions contained herein will be applicable to you. References to your “employer” will include any entity that engages your services.

AUSTRALIA

Vesting and holding period. Notwithstanding any provision of the RSU Agreement, you hereby agree that you will in no event sell or distribute all or any part of any RSU in the 12-month period following the date such RSU is awarded to you.

Breach of Law. Notwithstanding anything else in the Plan or the RSU Agreement, you will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Australian Corporations Act 2001 (Cth) (“Corporations Act”), any other provision of the Corporations Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company is under no obligation to seek or obtain the approval of its shareholders in general meeting for the purpose of overcoming any such limitation or restriction.

Securities Law Information. The grant of the Award is made without disclosure otherwise required under the Corporations Act, pursuant to certain exceptions available to the Company, and upon which the Company relies, under the Corporations Act.

Advice. Any advice given to you by the Company, or a representative of the Company, in relation to the Award should not be considered as investment advice and does not take into account your objectives, financial situation, or needs.

Australian law normally requires persons who offer financial products to give information to investors before they invest. This requires those offering financial products to have disclosed information that is material for investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee incentive scheme and in reliance on certain exceptions available to the Company under the Corporations Act, and upon which the Company relies. As a result, you may not be given all of the information normally expected when receiving an offer of financial products in Australia. You will also have fewer other legal protections for this investment.

You should consider obtaining your own financial product advice from a person who is licensed by the Australian Securities and Investments Commission (“ASIC”) to give such advice before accepting the Award.

Risks. There are risks associated with the Company and a number of general risks associated with an investment in the RSUs and the underlying shares of Common Stock. These risks may individually or in combination materially and adversely affect the future operating and financial performance of the Company and, accordingly, the value of shares of Common Stock. At their worst, the value of the shares of the Common Stock to which your Award relates may become zero if adverse market conditions are encountered. As the price of Common Stock is valued in United States Dollars (“USD”), the underlying value of the shares of the Common Stock to which your Award relates may also be affected by movements in the USD/Australian Dollar exchange rate.

There can be no guarantee that the Company will achieve its stated objectives. Before agreeing to participate in the Plan, you should be satisfied that you have a sufficient understanding of the risks involved in making an investment in the Company and whether it is a suitable investment, having regard to your objectives, financial situation, and needs.

The Award will only vest on the satisfaction of the conditions (if any) set out in the enclosed Grant Notice and the issue of the Award to you is subject to the terms of the enclosed RSU Agreement and Plan. There is a chance that any conditions attaching to the Award may never be fulfilled and that the Award will not vest.

Further risks and rights with respect to holding an Award are set out in the enclosed RSU Agreement and Plan.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding AUD $10,000 and international fund transfers. You understand that the Australian bank assisting with the transaction may file the report on your behalf. If there is no Australian bank involved in the transfer, you will be required to file the report. You should consult with your personal advisor to ensure proper compliance with applicable reporting requirements in Australia.

Tax Information. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the grant of the Award (subject to the provisions in that Act).

Data Privacy. Section 8.10 of the Terms and Agreement (Data Privacy) is deleted and replaced with the following:

By accepting the Award, you explicitly and unambiguously consent to the collection, holding, use and disclosure, in electronic or other form, of your personal information (as that term is defined in the Privacy Act 1988 (Cth)) as described in this document by and among, as applicable, your employer, the Company and its Related Companies for the purpose of implementing, administering and managing your participation in the Plan. You understand that the Company, its Related Companies and your employer hold certain personal information about you, including, but not limited to, name, home address and telephone number, email address and other contact details, date of birth, tax file number (or other identification number), salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of all options or any other entitlement to shares of Common Stock awarded, canceled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”). The collection of this information may be required for compliance with various legislation, including the Corporations Act 2001 (Cth) and applicable taxation legislation. You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in Australia or elsewhere, in particular in the United States, and that the recipient country may have different data privacy laws providing less protection of your personal data than your country. You may request a list with the names and addresses of any potential recipients of the Data by contacting the stock plan administrator at the Company (the “Stock Plan Administrator”). You authorize the recipients to collect, hold, use and disclose the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party (that may or may not be located in Australia or elsewhere) with whom you may elect to deposit any shares of the Common Stock acquired upon the vesting of the Award. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan or for the period required by law, whichever is the longer. You may, at any time, refuse or withdraw the consents herein, in any case without cost, by contacting the Stock Plan Administrator in writing. You understand that refusing or withdrawing consent may affect your ability to participate in the Plan. You acknowledge that further information on how your employer, the Company and its Related Companies collect, hold, use and disclose Data and personal information (and how you can access, correct or complain about the handling of that Data or personal information by your employer, the Company and its Related Companies) can be found in the privacy policies of your employer, the Company and its Related Companies or the manager of the Plan (as applicable).

CANADA

Settlement. Notwithstanding the terms of Section 7 of the Terms and Agreement, and Section 12 of the Plan, your Tax Withholding Obligation may not be settled by having the Company withhold a number of shares of Common Stock that would otherwise be issued to you.

Termination of Service.

The following provision supplements Section 2.1(a) of the Terms and Agreement:

For certainty, except only as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, as amended or replaced, or as agreed to by the Company, no RSUs shall meet the Service-Based Requirement or Liquidity Event Requirement following the Participant’s Termination of Service, and any Awards that do not meet both the Service-Based Requirement and Liquidity Event Requirement will terminate and be cancelled on that date, and you shall have no claim to any payment or damages in lieu thereof. whether under the common law, the Civil Code of Quebec or otherwise

The following provision supplements Section 2.1(b) of the Terms and Agreement:

Notwithstanding the foregoing, if your Termination of Service is for Cause, except only as may be required to satisfy the minimum requirements of applicable employment or labour standards legislation, as amended or replaced, all RSUs (including Vested RSUs) will automatically expire upon your Termination of Service, unless the Plan Administrator determines otherwise, and you shall have no claim to any payment or damages in lieu thereof whether under the common law, the Civil Code of Quebec or otherwise.

The following provision supplements Section 2.1(c) of the Terms and Agreement:

In all cases, Termination of Service means the date that you cease to be an employee of the Company or its Related Companies for any reason, whether lawful or otherwise (including, without limitation, by reason of resignation, death, frustration of contract, termination for cause, termination without cause, or constructive dismissal), without regard to any pay in lieu of notice (whether by way of lump sum or salary continuance), benefits continuance, or other termination related payments or benefits, whether pursuant to the common law, the Civil Code of Quebec or otherwise, to which you may then be entitled.

Language.

For Quebec Participants; You acknowledge that you have expressly required and are satisfied that this document and any related document or notice be drawn-up exclusively in the English language. Vous reconnaissez que vous avez expressement requis et que vous êtes satisfait que le present document ainsi que tout document ou avis y afférent soient redigés uniquement en anglais.

CHINA

The following provisions apply if you are subject to exchange control restrictions imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Plan Administrator in its sole discretion:

Vesting and Settlement. The following provisions supplement the “Vesting Schedule” and “Settlement Schedule” section of the Award Notice and Sections 1 and 2 of the Terms and Agreement:

The vesting and settlement of your RSUs is conditioned on the Company’s completion of a registration of the Plan with SAFE and on the continued effectiveness of such registration. If or to the extent the Company is unable to complete the registration and cover your RSUs, or maintain such registration, the Company reserves the right to delay the vesting and/or settlement of your RSUs until such time as an effective registration of the Plan with SAFE is in place or the Company determines, in its sole discretion, that such registration is not necessary or advisable for the vesting and settlement of the RSUs to be effected in accordance with applicable law. If the Company determines, in its sole discretion, that the vesting and settlement of the RSUs cannot be effected in accordance with applicable law, the RSUs will terminate and you will have no right to receive shares of Common Stock or any other benefit in lieu thereof. Alternatively, if the Company determines, in its sole discretion, that the vesting and settlement of the RSUs cannot be effected in accordance with applicable law, the Company reserves the discretion (but is not obligated) to settle any RSUs that have satisfied the Service-Based Requirement and Liquidity Event Requirement (which, for purposes of this provision, shall be referred to as “Vested RSUs”) in cash paid through local payroll in an amount equal to the Fair Market Value of the shares of Common Stock subject to your Vested RSUs at the Settlement Time (less any Tax Withholding Obligation).

You are required to maintain any shares of Common Stock acquired under the Plan in an account at a broker designated by the Company, and any shares deposited into such designated account cannot be transferred out of it unless and until they are sold. To facilitate compliance with local regulatory requirements, the Company reserves the right to force the sale of any shares of Common Stock issued upon settlement of your RSUs (i) immediately upon issuance of the shares, (ii) following Termination of Service, or (iii) within any other time frame as the Company determines to be necessary or advisable for legal or administrative reasons. The Company is authorized to instruct its designated broker to assist with the sale of the shares (on your behalf pursuant to this authorization without further consent) and you expressly authorize the Company’s designated broker to complete the sale of such shares. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares at any particular price. Upon the sale of the shares, the Company will pay to you the cash proceeds from the sale, less any brokerage fees or commissions and subject to any Tax Withholding Obligation. When the shares acquired under the Plan are sold, the repatriation requirements described below shall apply.

Exchange Control Requirement. Pursuant to exchange control requirements in China, you will be required to immediately repatriate to China any funds realized as a result of participating in the Plan (e.g., cash proceeds from the sale of the shares acquired under the Plan and any dividends paid on such shares). You understand that, under applicable laws, such repatriation of the funds may need to be effectuated through a special exchange control account established by the Company or a Related Company in China, and you hereby consent and agree that any funds realized as a result of participating in the Plan may be transferred to such special account prior to being delivered to you. You also understand that the Company will deliver the funds to you as soon as possible, but that there may be delays in distributing the funds to you due to exchange control requirements. You understand that the funds may be paid to you in U.S. Dollars or in local currency, at the Company’s discretion. If the funds are paid to you in U.S. Dollars, you will be required to set up a U.S. Dollar bank account in China so that the funds may be deposited into this account. If the funds are paid to you in local currency, the Company is under no obligation to secure any particular exchange conversion rate and the Company may face delays in converting the funds to local currency due to exchange control restrictions.

Finally, you agree to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

TURKEY

Securities Law Information. You are not permitted to sell any shares of Common Stock acquired under the Plan in Turkey. You must sell shares acquired under the Plan outside of Turkey.

Exchange Control Notice. Under Turkish law, you are permitted to purchase and sell securities or derivatives traded on exchanges abroad only through intermediary financial institutions that are approved under the Capital Market Law (i.e., banks licensed in Turkey). Therefore, you may be required to appoint a Turkish broker to assist you with the sale of the shares of Common Stock acquired under the Plan. You acknowledge that you are solely responsible for engaging such Turkish financial intermediary. You should consult your personal legal advisor before selling any shares acquired under the Plan to confirm the applicability of this requirement.

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD NOTICE

Maplebear Inc. (the “Company”) has granted to you a Restricted Stock Unit Award (the “Award”). The Award is subject to all the terms and conditions set forth in this Restricted Stock Unit Award Notice and Exhibit A attached hereto (together, the “Award Notice”), and the RSU Terms and Conditions (the “Terms and Conditions”) and the Company’s 2018 Equity Incentive Plan (the “Plan”), each of which are incorporated into the Award Notice in their entirety.

The Award Notice and the Terms and Conditions are collectively referred to as the “RSU Agreement.” Capitalized terms not explicitly defined in this Award Notice but defined in the Plan shall have the same definitions as in the Plan.

Participant:
Grant Date:
Number of Restricted Stock Units (“RSUs”):

Vesting and Settlement Schedule: This Award shall vest in accordance with the vesting conditions provided in Exhibit A attached hereto. You will be issued shares with respect to an RSU only if it vests. If an RSU vests as provided for above and in Exhibit A attached hereto, the Company will issue one share of Common Stock for each vested RSU in accordance with Exhibit A attached hereto.

Additional Terms/Acknowledgement: By accepting the Award, you acknowledge receipt of, and understand and agree to, the Award Notice, the Terms and Conditions and the Plan. You further acknowledge that as of the Grant Date, the Award Notice, the Terms and Conditions and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

This Award Notice and any notices, agreements or other documents related to this Award or your participation in the Plan may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[signature page follows]

1

MAPLEBEAR INC.	PARTICIPANT

By:
Its:

Incorporated Documents:

1.	Exhibit A

2.	RSU Terms and Conditions

3.	2018 Equity Incentive Plan

2

Exhibit A

Vesting and Settlement Schedule

This Exhibit A forms part of the Restricted Stock Unit Award Notice to which it is attached and all references to “Award Notice” in the Restricted Stock Unit Award Notice and the RSU Terms and Conditions shall include both the Restricted Stock Unit Award Notice and this Exhibit A.

Vesting Schedule: You will receive shares with respect to an RSU only if it vests. The RSUs vest upon meeting Performance Goals during the Performance Period as described in this Award Notice (any RSU that becomes so vested, a “Vested RSU”). All RSUs that do not become Vested RSUs during the Performance Period will be immediately forfeited to the Company without consideration following the conclusion of the Performance Period.

Performance Period: The “Performance Period” means the period of time commencing on the Grant Date and ending on the earlier of (i) the five (5) year anniversary of the Grant Date; (ii) a Change of Control; and (iii) your Termination of Service for any reason, provided that if you incur an Involuntary Termination prior to a Change of Control, your RSUs will remain outstanding following your Involuntary Termination as necessary to give effect to the potential vesting acceleration upon a Change of Control as described below under “Treatment upon a Change of Control”.

Performance Goals: Your RSUs will vest upon the Company’s first achievement of each of the four (4) Performance Goals set forth below, according to the following schedule. For clarity, each applicable “Performance Goal” set forth below is attained upon satisfaction of the corresponding milestone during the Performance Period and prior to your Termination of Service (except as described below under “Treatment upon a Change of Control”). For illustration, the Second Performance Goal is satisfied upon achievement of a Market Capitalization of $[__] during the Performance Period and prior to your Termination of Service, and upon achievement of such Second Performance Goal, [__] RSUs shall become Vested RSUs.

For clarity, the maximum number of RSUs that may become Vested RSUs under the Award shall be [__] RSUs. RSUs may only vest with respect to a particular Performance Goal upon the first occurrence of such Performance Goal. For example, upon the IPO Date, the First Performance Goal shall be achieved and [__] RSUs vest; subsequently, if the Second Performance Goal is achieved, an additional [__] RSUs will vest such that the total number of RSUs that have vested under the Award (including the RSUs previously vested upon achievement of the First Performance Goal) is [__] RSUs.

All numbers of RSUs in the schedule below and otherwise referenced in this Award Notice are subject to adjustment as provided in Section 14 of the Plan.

3

Performance Goals	Milestone	Number of RSUs to Vest (per Performance Goal)
First Performance Goal	IPO Date	[__]
Second Performance Goal	Market Capitalization of $[__]	[__]
Third Performance Goal	Market Capitalization of $[__]	[__]
Fourth Performance Goal	Market Capitalization of $[__]	[__]

Treatment upon a Change of Control: If a Change of Control occurs during the Performance Period and, except as otherwise provided in the paragraph below, on or prior to your Termination of Service, (i) if not already achieved, the First Performance Goal will be deemed achieved upon the effective time of the Change of Control and the applicable number of RSUs will vest, and (ii) Market Capitalization will be measured as of immediately prior to the effective time of the Change of Control, such that the RSUs will be eligible to vest at such time if a Performance Goal is achieved. The Performance Period will end and all RSUs remaining unvested (after applying any vesting resulting from such Change of Control) will automatically expire upon the effectiveness of the Change of Control.

Notwithstanding any other provision in the RSU Agreement or this Award Notice to the contrary, to the extent you incur an Involuntary Termination within the three-month period prior to the effective time of such Change of Control and during the Performance Period, your RSUs will remain outstanding following your Involuntary Termination as necessary to give effect to the potential vesting acceleration upon a Change of Control described above, and such vesting acceleration is expressly contingent upon your satisfaction of the Release Condition.

[Except as otherwise provided in this Award Notice, the provisions of the Severance Plan do not apply to the Award.]

Settlement: If and when an RSU vests as provided for above, the Company will issue one share of Common Stock for each Vested RSU on (i) the next Quarterly Settlement Date or (ii) the IPO Settlement Date in the case of RSUs that first vest during the Lock-Up Period (as applicable), provided that if a Change of Control occurs during the Performance Period and sooner than the foregoing applicable settlement date, then the settlement date for Vested RSUs shall occur immediately prior to consummation of such Change of Control. Notwithstanding the foregoing, in all circumstances, shares of Common Stock will be issued no later than the Issuance Deadline. The applicable settlement date for each Vested RSU pursuant to the foregoing provisions is referred to as a “Settlement Time” for purposes of the Award.

4

As used in this RSU Agreement, the following definitions will apply:

“CoC Price” means the fair market value of the securities, cash or other property, or any combination thereof, to be received upon a Change of Control in respect of a share of Common Stock, as determined by the Plan Administrator in its sole discretion.

“Involuntary Termination” has the meaning set forth in the Severance Plan, with any defined terms in such definition (including, without limitation, the defined term “Cause”) having the meanings set forth in the Severance Plan.

“IPO Date” shall be the effective date of a registration statement filed under the Securities Act of 1933, as amended, for an initial public offering of the Common Stock, including a direct listing (an “IPO”), which, for the avoidance of doubt, shall be deemed to include the date of the initial listing of any class of the Company’s common stock on a national securities exchange by means of a registration statement on Form S-1 filed by the Company that registers shares of existing capital stock of the Company for resale.

“IPO Settlement Date” means the earlier of (i) the next trading day following the expiration of the period provided in Section 16 of the Plan (the “Lock-Up Period”) and (ii) a date determined by the Board that occurs on or following the effectiveness of the IPO.

“Issuance Deadline” means (a) December 31 of the calendar year in which the applicable vest date occurs (that is, the last day of your taxable year in which the applicable vest date occurs), or (b) if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares issuable as a result of the applicable vest date are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

“Market Capitalization” means, as of any measurement date and as determined by the Board (or authorized committee thereof), (x) the number of fully-diluted shares of the Company’s common stock outstanding as of such date using the treasury stock method, multiplied by (y) the volume-weighted average closing price of the Company’s common stock as quoted on the principal stock exchange on which the Company’s common stock is listed over the 30-trading day period preceding the applicable measurement date. Notwithstanding the foregoing, if Market Capitalization is measured as a result of a Change of Control under “Treatment upon a Change of Control” above, CoC Price will be used instead of (y) above for purposes of calculating Market Capitalization. For the avoidance of doubt, a Performance Goal relating to Market Capitalization may not be achieved prior to the end of the 30-trading day period following the IPO Date.

5

Each trading day during the Performance Period on or after the IPO Date (except as otherwise provided herein) shall be a measurement date for purposes of determining Market Capitalization, provided that the Company may, for administrative purposes, assess and calculate Market Capitalization as of each such measurement date retroactively on a quarterly or more frequent basis for purposes of determining whether a Performance Goal is achieved and any such achievement of a Performance Goal shall be effective as of the particular applicable Market Capitalization measurement date.

“Quarterly Settlement Date” means February 15, May 15, August 15 and November 15.

“Release Condition” means the requirement that you execute a general waiver and release, in such a form as provided by the Company (the “Release”), within the applicable time period set forth therein, and such Release must become effective in accordance with its terms, which must occur in no event more than 60 days following the date of the applicable Involuntary Termination.

“Severance Plan” means the Company’s Severance and Change in Control Plan and your participation agreement thereunder.

6

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

RSU Terms and Conditions

Pursuant to your Restricted Stock Unit Award Notice (the “Award Notice”) and these RSU Terms and Conditions (“Terms and Conditions”), Maplebear Inc. (the “Company”) has granted you a Restricted Stock Unit Award (the “Award”) under its 2018 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units indicated in your Award Notice.

The Award Notice and these Terms and Conditions are collectively referred to as the “RSU Agreement”. Capitalized terms not explicitly defined in these Terms and Conditions or the Award Notice but defined in the Plan shall have the same definitions as in the Plan.

The details of the Award are as follows:

1.	Settlement of Vested RSUs and Issuance of Shares

1.1 General. The delivery of shares under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) to the maximum extent permissible and will be construed and administered in such a manner; to the extent such exemption from Section 409A of the Code is not available, the delivery of shares under this Award is intended to comply with the requirements of Section 409A of the Code to the extent necessary to avoid adverse personal tax consequences, and any ambiguities herein shall be interpreted accordingly. Subject to the satisfaction of the withholding obligations set forth in Section 7, the Company will deliver to you a number of shares of the Common Stock equal to the number of Vested RSUs subject to the Award on the applicable Settlement Time(s) as provided in the Award Notice. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date will instead fall on the next following business day. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company. In the event of an Involuntary Termination, to the extent that the Release Condition is satisfied, any accelerated vesting that is triggered by such Involuntary Termination will be effective as of the 60th day following such Involuntary Termination.

1.2 Delayed Settlement During Closed Trading Window. Notwithstanding the foregoing, following the IPO Date and the expiration of the Lock-Up Period, in the event that:

(a) you are subject to the Company’s policy permitting certain individuals to sell shares only during certain “window” periods, in effect from time to time or you are otherwise prohibited from selling shares of Common Stock in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, or does not occur on a date when you are otherwise permitted to sell shares of Common Stock on the open market (including under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies or under such other policy expressly approved by the Company), and

7

(b) subject to Section 7 below, the Company elects not to satisfy its Tax Withholding Obligation (as defined in Section 7) by (i) withholding shares from your distribution, (ii) permitting you to enter into a “same day sale” commitment with a brokerage firm or (iii) permitting you to pay cash, then

(c) such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to you pursuant to such policy (regardless of whether you have experienced a Termination of Service) or the next business day when you are not prohibited from selling shares of the Common Stock in the open market, or on such other date determined by the Company, but in no event later than the Issuance Deadline.

1.3 Delayed Settlement Due to HSR Requirements. Notwithstanding the foregoing, no shares issuable to you under the RSU Agreement as a result of the vesting of the Award will be delivered to you until after you have complied with any notification and waiting period requirements under the Hart-Scott-Rodino (“HSR”) Act in connection with the issuance of such shares (any such filings and/or waiting period required pursuant to HSR, the “HSR Requirements”). If the HSR Requirements apply to the issuance of any shares issuable to you under the RSU Agreement upon vesting of the Award, such shares will not be issued at such time set forth in the RSU Agreement and will instead be issued as soon as reasonably practicable on or following the date when all such HSR Requirements are satisfied and in accordance with the Company’s then-effective policies. Notwithstanding the foregoing, the issuance date for any shares delayed under this Section 1.3 shall in no event be later than the Issuance Deadline unless the Company determines such delay does not cause adverse tax consequences to you under Section 409A or otherwise.

2.	Termination of Award

2.1 Termination of Service. Except as otherwise set forth in the Award Notice, and unless the Plan Administrator determines otherwise prior to your Termination of Service, upon your Termination of Service, your RSUs will be treated as follows:

(a) All RSUs that are unvested at the time of your Termination of Service will automatically expire as of the date of your Termination of Service.

(b) Notwithstanding the foregoing, if your Termination of Service is for Cause, all RSUs (including Vested RSUs), will automatically expire upon first notification to you of such termination, unless the Plan Administrator determines otherwise. If your Termination of Service is suspended pending an investigation of whether you shall be terminated for Cause, all your rights under the Award shall likewise be suspended during the period of investigation.

8

2.3 Performance Period Expiration. All RSUs that remain unvested as of the conclusion of the Performance Period will automatically expire for no consideration immediately following conclusion of the Performance Period.

3.	Securities Law Compliance

3.1 You represent and warrant that you (a) have been furnished with a copy of the Plan and all information which you deem necessary to evaluate the merits and risks of receipt of the Award, (b) have had the opportunity to ask questions and receive answers concerning the information received about the Award and the Company, and (c) have been given the opportunity to obtain any additional information you deem necessary to verify the accuracy of any information obtained concerning the Award and the Company.

3.2 You hereby agree that you will in no event sell or distribute all or any part of the shares of Common Stock that you receive pursuant to settlement of this Award (the “Shares”) unless (a) there is an effective registration statement under the Securities Act and applicable state securities laws covering any such transaction involving the Shares or (b) the Company receives an opinion of your legal counsel (concurred in by legal counsel for the Company) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration. You understand that the Company has no obligation to you to maintain any registration of the Shares with the Securities and Exchange Commission and has not represented to you that it will so maintain registration of the Shares.

3.3 You confirm that you have been advised, prior to your receipt of the Shares, that neither the offering of the Shares nor any offering materials have been reviewed by any administrator under the Securities Act or any other applicable securities act (the “Acts”) and that the Shares cannot be resold unless they are registered under the Acts or unless an exemption from such registration is available.

3.4 You hereby agree to indemnify the Company and hold it harmless from and against any loss, claim or liability, including attorneys’ fees or legal expenses, incurred by the Company as a result of any breach by you of, or any inaccuracy in, any representation, warranty or statement made by you in this Section 3 or the breach by you of any terms or conditions of this Section 3.

4.	Transfer Restrictions

No portion of this Award or any interest therein shall be sold, transferred, assigned, encumbered, pledged or otherwise disposed of, whether voluntarily or by operation of law.

5.	No Rights as Stockholder

You shall not have voting or other rights as a stockholder of the Common Stock with respect to the Award. You will not receive any benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution except as provided in Section 14 of the Plan.

9

6.	Independent Tax Advice

You acknowledge that determining the actual tax consequences to you of receiving or disposing of the Award and Shares may be complicated. These tax consequences will depend, in part, on your specific situation and may also depend on the resolution of currently uncertain tax law and other variables not within the control of the Company. You are aware that you should consult a competent and independent tax advisor for a full understanding of the specific tax consequences to you of receiving the Award and receiving or disposing of the Shares. Prior to executing this RSU Agreement, you either have consulted with a competent tax advisor independent of the Company to obtain tax advice concerning the receipt of the Award and the receipt or disposition of the Shares in light of your specific situation or you have had the opportunity to consult with such a tax advisor but chose not to do so.

7.	Withholding

You are ultimately responsible for all taxes owed in connection with this Award (e.g., at vesting and/or upon receipt of the Shares), including any domestic or foreign tax withholding obligation required by law, whether national, federal, state or local, including U.S. FICA or any other social tax obligation, but excluding any taxes imposed solely on the Company (or a Related Company) as an employer (the “Tax Withholding Obligation”), without regard to any action the Company or any Related Company takes with respect to any such Tax Withholding Obligation that arises in connection with this Award. As a condition to the issuance of Shares pursuant to this Award, you agree to make arrangements satisfactory to the Company (or a Related Company) for the payment of the Tax Withholding Obligation that arises upon receipt of the Shares or otherwise. The Company may refuse to issue any Shares to you until you satisfy the Tax Withholding Obligation. In its sole discretion, the Company may withhold from the shares otherwise payable to you with respect to your Vested RSUs the number of whole shares of the Common Stock required to satisfy the minimum applicable Tax Withholding Obligation, the number to be determined by the Company based on the Fair Market Value of the Common Stock on the date the Company is required to withhold. In addition, if and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Company in its sole discretion may require you to instruct a brokerage firm designated or approved by the Company for such purpose to sell on your behalf a whole number of Shares from those Shares issuable to you in payment of Vested RSUs as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Tax Withholding Obligation. Notwithstanding the forgoing, to the maximum extent permitted by law, the Company (or a Related Company) has the right to retain from salary or other amounts payable to you, without notice, an amount sufficient to satisfy the Tax Withholding Obligation.

10

8.	General Provisions

8.1 Assignment. The Company may assign its forfeiture rights at any time, whether or not such rights are then exercisable, to any person or entity selected by the Board.

8.2 No Waiver. No waiver of any provision of this RSU Agreement will be valid unless in writing and signed by the person against whom such waiver is sought to be enforced, nor will failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

8.3 Undertaking. You hereby agree to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either you or the Award pursuant to the express provisions of this RSU Agreement.

8.4 Governing Plan Document. This RSU Agreement constitutes the entire contract between the parties hereto with regard to the subject matter hereof. This RSU Agreement is made pursuant to the provisions of the Plan and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan.

8.5 Successors and Assigns. The provisions of this RSU Agreement will inure to the benefit of, and be binding on, the Company and its successors and assigns and you and your legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person will have become a party to this RSU Agreement and agreed in writing to join herein and be bound by the terms and conditions hereof.

8.6 No Employment or Service Contract. Nothing in this RSU Agreement will affect in any manner whatsoever the right or power of the Company, or a Related Company, to terminate your employment or services on behalf of the Company, for any reason, with or without Cause.

8.7 Governing Law. This RSU Agreement will be construed and administered in accordance with and governed by the laws of the State of California.

8.8 Section 409A Compliance. Payments made pursuant to this RSU Agreement are intended to qualify for an exemption from or comply with the requirements of Section 409A of the Code, including any applicable regulations and guidance issued thereunder, and this RSU Agreement and the Plan shall be interpreted, operated and administered in a manner consistent with this intention. Each payment made pursuant to this RSU Agreement shall be treated as a separate payment for purposes of Section 409A of the Code. If it is determined that the Award is deferred compensation subject to Section 409A of the Code, and if you are a “specified employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then you may be subject to certain delayed payment rules as provided in Section 18.5 of the Plan. Notwithstanding any other provision in this RSU Agreement or

11

the Plan, the Company, to the extent it deems necessary or advisable in its sole discretion, reserves the right, but shall not be required, to unilaterally amend or modify this RSU Agreement so that payments made pursuant to this RSU Agreement qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that payments made pursuant to this RSU Agreement shall be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to payments made under this RSU Agreement.

12

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD GRANT NOTICE

Maplebear Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby awards to Participant, in consideration for Participant’s past or future services actually or to be rendered to the Company, the number of shares of Common Stock (the “Shares” or “Restricted Shares”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the attached Restricted Stock Award Terms and Conditions (together with the Grant Notice, the “Award Agreement”), and the Plan, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety. Capitalized terms not explicitly defined in the Award Agreement but defined in the Plan will have the meanings provided in the Plan.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Award:
Consideration:	Services to the Company by Participant

Vesting Schedule: Two separate vesting requirements must be satisfied in order for your Award to vest: the Service-Based Requirement and the Liquidity Event Requirement, as provided below. A Restricted Share will actually vest (and cease to be subject to forfeiture) on the first date upon which both the Service-Based Requirement and the Liquidity Event Requirement are satisfied (the “Vesting Date”).

Service-Based Requirement: Your Award will satisfy the Service-Based Requirement (which we refer to as being “service-vested”) according to the following schedule, provided that you have not incurred a Termination of Service prior to each such date:

Period of Continuous Employment or other Service Relationship from Vesting Commencement Date	Portion of Total Award That is Service Vested
On first anniversary of Vesting Commencement Date	25%
On each of February 15, May 15, August 15 and November 15 after the first anniversary of the Vesting Commencement Date	1/16th

[Notwithstanding the foregoing the Service-Based Requirement vesting schedule set forth above is subject to acceleration upon certain events as provided in the offer letter between you and the Company dated] [_____________] (the “Offer Letter”). [For clarity such vesting acceleration does not apply to the Liquidity Event Requirement.]

Liquidity Event Requirement: The Liquidity Event Requirement will be satisfied on the first to occur of the following events (each, a “Liquidity Event”) on or before January 27, 2025 (the “Liquidity Event Deadline”):

(1)	a Change of Control (as defined in the Plan);
(2)

the date of initial listing of any class of the Company’s common stock on a national securities exchange by means of a registration statement on Form S-1 filed by the Company that registers shares of existing capital stock of the Company for resale; and

1

(3)

the effective date of a registration statement on Form S-1 for the Company’s first firm commitment underwritten public offering of any class of its common stock under the Securities Act of 1933, as amended.

Additional Terms/Acknowledgement: By accepting the Award, you acknowledge receipt of, and understand and agree to, the Award Notice, the Terms and Conditions and the Plan. You further acknowledge that as of the Grant Date, the Offer Letter, the Award Notice, the Terms and Conditions and the Plan set forth the entire understanding between you and the Company regarding the Award and supersede all prior oral and written agreements on the subject.

This Award Notice and any notices, agreements or other documents related to this Award or your participation in the Plan may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

MAPLEBEAR INC.	PARTICIPANT

By: ____________________	[_____________]
Its: ____________________	Taxpayer ID: ______________
Address: ____________________
____________________

Attachments:

Attachment I:	Restricted Stock Award Terms and Conditions
Exhibit A:	Assignment Separate from Certificate
Exhibit B :	Joint Escrow Instructions

Attachment II:	Section 83(b) Election

2

ATTACHMENT I

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

MAPLEBEAR INC.

2018 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

Maplebear Inc. (the “Company”) has awarded you, in exchange for your services to the Company, the number of Shares indicated in the Grant Notice (the “Award”) pursuant to its 2018 Equity Incentive Plan (the “Plan”). The Grant Notice and these Restricted Stock Award Terms and Conditions are collectively referred to as the “Award Agreement”. Capitalized terms not explicitly defined in this Agreement but defined in the Plan will have the same meanings given to them in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. Vesting. Subject to the limitations contained herein, the Shares will vest pursuant to the Vesting Schedule in the Grant Notice. “Vested Shares” will mean Shares that have vested in accordance with the Vesting Schedule (i.e., the Service-Based Requirement is met and the Liquidity-Event Requirement is met), and “Unvested Shares” will mean Shares that have not vested in accordance with the Vesting Schedule.

2. Number of Shares; Capitalization Adjustments. The number of Shares subject to your Award may be adjusted from time to time for capitalization adjustments pursuant to Section 14 of the Plan. In the event of any such adjustments, new, substituted or additional securities or other property to which you are entitled by reason of your ownership of the Unvested Shares will be immediately subject to the same vesting requirements and vesting schedule that is applicable to the Shares with respect to which such additional Shares relate, as well as all transfer restrictions contained in this Award Agreement, including the Reacquisition Right and the Right of First Refusal (each as defined below). No fractional shares or rights for fractional shares will be created pursuant to this Section. Any fraction of a share will be rounded down to the nearest whole share.

3. Securities Law Compliance. The Shares are not registered under the Securities Act. At this time, the Company has determined that the issuance of the Shares under this Award is exempt from the registration requirements of the Securities Act. If the Company determines at any time that an exemption from the registration requirements of the Securities Act was not available or that the issuance of the Shares otherwise would not comply with any other applicable laws and regulations, then the Company will not be obligated to issue the Shares or may rescind the award to you.

4. Transfer Restrictions. In addition to any other limitation on transfer created by the Company’s bylaws and applicable securities laws, you may not Transfer all or any part of the Unvested Shares or any interest in the Unvested Shares while such shares are subject to the Reacquisition Right (as defined below) or continue to be held by the Escrow Agent (as defined below) or by the Company’s transfer agent in restricted book entry form. In the case of Vested Shares, you may not Transfer the Vested Shares or any interest in the Vested Shares except in compliance with this Award Agreement, including without limitation the Right of First Refusal (as defined below), the Company’s bylaws and applicable securities laws. As used in this Award Agreement, the term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein; provided, however, that the term Transfer does not include a transfer of such shares or interests by will or intestacy to your Immediate Family. In such case, the transferee or other recipient will receive and hold the Shares so transferred subject to the provisions of this Award Agreement, and there will be no further transfer of such shares except in accordance with the terms of this Award Agreement. The term “Immediate Family” will have the meaning as set forth in Rule 701.

1

5.	Unvested Share Reacquisition Right.

(a) Reacquisition Right. The Company will automatically reacquire (the “Reacquisition Right”) without any payment to you (that is, for zero dollars ($0)) and without any required action or notice to you some or all Unvested Shares upon the following date(s) as applicable (each, a “Reacquisition Date”):

(i) Upon the date that is 90 days after your Termination of Service, the Reacquisition Right will apply to all Unvested Shares, to the extent such Unvested Shares have not met the Service-Based Requirement as of the date of your Termination of Service (and after applying any vesting acceleration pursuant to the Offer Letter;

(ii) Upon the Liquidity Event Deadline, the Reacquisition Right will apply to all Unvested Shares (if any) as of the date of such Liquidity Event Deadline.

(b) You hereby agree to take whatever action the Company deems necessary to effectuate the Company’s reacquisition of the Unvested Shares described in 5(a) above. Following such reacquisition, the Company will become the legal and beneficial owner of the Unvested Shares being reacquired and all rights and interests in and related to such shares, and the Company will have the right to transfer to its own name the Unvested Shares being reacquired by the Company without further action by you. Notwithstanding anything to the contrary in this Section or in this Award Agreement, the Company may elect to waive, in its sole discretion, its Reacquisition Right in whole or in part by providing written notice to you (with a copy to the Escrow Agent, as defined below), at any time prior to or on the Reacquisition Date, and the Escrow Agent may then release to you the number of Shares not being reacquired by the Company.

(c) Corporate Transactions. To the extent the Reacquisition Right remains in effect following a transaction described in Section 14 of the Plan or a Change of Control, unless otherwise provided by the Board pursuant to the terms of the Plan, it will apply to the new capital stock, cash or other property received in exchange for the Unvested Shares in consummation of the transaction or Change of Control, as applicable, but only to the extent the Unvested Shares were at the time covered by such right.

(d) Termination of Reacquisition Right. The Company’s Reacquisition Right will terminate upon the earlier of (i) the Company’s reacquisition in full of the Unvested Shares (or waiver of the Reacquisition Right) and (ii) the time when all remaining outstanding Shares becoming Vested Shares.

6. Right of First Refusal. Shares that are received under your Award are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below (the “Right of First Refusal”) will apply. The Right of First Refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a) Prior to the Listing Date, you may not validly Transfer any Vested Shares received under the Award, or any interest in such shares, unless such Transfer is made in compliance with the following provisions:

2

(i) Before there can be a valid Transfer of any Shares or any interest therein, the record holder of the Shares to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company (the “ROFR Notice”). Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.”

(ii) For a period of 30 calendar days after the Notice Date, the Company will have the option to exercise its Right of First Refusal and purchase all or any portion of the Offered Shares at the purchase price and on the terms set forth in this Section. In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days.

(iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the ROFR Notice), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv) If, and only if, the Company elects not to exercise its Right of First Refusal as to the Offered Shares, the Transfer proposed in the ROFR Notice may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day option exercise period or after the 90th calendar day after the expiration of the 30 day option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section.

(b) None of the shares of Common Stock received under the Award will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section have been complied with in all respects. The certificates of stock evidencing Shares received under the Award will bear an appropriate legend referring to the transfer restrictions imposed by this Section.

7.	Rights as Stockholder.

(a) General. Subject to the provisions of this Award Agreement, you will exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including for purposes of exercising any voting rights relating to any Unvested Shares. You agree that any Shares received in respect of the Award will be subject to the market standoff restrictions on transfer set forth in the Plan which shall, if so determined by the Company, also apply in the Company’s initial listing of its common stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale.

3

(b) Dividends. You will be deemed to be the holder of the Unvested Shares for purposes of receiving any dividends that may be paid with respect to such Shares; provided, however, that any dividends or other distributions paid with respect to the Unvested Shares shall be subject to all of the terms and conditions applicable under this Award Agreement to the same extent as the Unvested Shares. For clarity, cash dividends made prior to the vesting of any Unvested Shares will be withheld and paid to you (without interest) only if, when and to the extent, such Shares become Vested Shares.

8. Waiver of Information Rights. You hereby acknowledge and agree that, except for such information as required to be delivered to you by the Company pursuant to any other agreement by and between you and the Company, you shall have no right to receive any information from the Company by virtue of your purchase of the Shares, ownership of the Shares, or as a result of you being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, you hereby waive your inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company, the Company’s capital stock or the Shares (the “Inspection Rights”). You hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

9. Restrictive Legends. All certificates representing the Common Stock issued under your Award will be endorsed with appropriate legends determined by the Company in substantially the following forms (in addition to any other legend that may be required by other agreements between you and the Company):

(a) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REACQUISITION RIGHT AND OTHER RESTRICTIONS AND CONDITIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES. ANY TRANSFER OR ATTEMPTED TRANSFER OF ANY SHARES SUBJECT TO SUCH RIGHT IS VOID WITHOUT THE PRIOR EXPRESS WRITTEN CONSENT OF THE COMPANY.”

(b) “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF REFUSAL GRANTED TO THE COMPANY AND/OR ITS ASSIGNEE(S) AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF THE BYLAWS OF THE COMPANY AND/OR A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, A COPY OF WHICH IS ON FILE AT THE COMPANY’S PRINCIPAL CORPORATE OFFICES.”

4

(d) “THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A TRANSFER RESTRICTION, AS PROVIDED IN THE BYLAWS OF THE COMPANY.”

(e) Any legend required by appropriate blue sky officials.

10.	Withholding Obligations.

(a) At the time your Award is made, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award (the “Withholding Taxes”). The Company may, in its sole discretion, satisfy all or any portion of the Withholding Taxes obligation relating to your Award by any of the following means or by a combination of such means: (i) withholding from any amounts otherwise payable to you by the Company; (ii) causing you to tender a cash payment; (iii) by and so long as the Common Stock is publicly traded on an established securities market, require or permit you to instruct a brokerage firm designated or approved by the Company for such purpose to sell on your behalf a whole number of Shares as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the Withholding Taxes or (iv) withholding Shares from the Award with a Fair Market Value equal to the amount of such Withholding Taxes; provided, however, that the number of such Shares withheld may not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

(b) Unless the tax withholding obligations of the Company and any Affiliate are satisfied, the Company will have no obligation to issue a certificate for such Shares or release such Shares from any escrow provided for in this Award Agreement.

11. Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Award. You will rely solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) will be responsible for your own tax liability that may arise as a result of this investment or the transactions contemplated by this Award. You understand that Section 83 of the Code taxes as ordinary income to you the fair market value of the Shares issued to you pursuant to the Award as of the date any restrictions on such shares lapse (that is, as of the date on which part or all of such shares vest). In this context, “restriction” includes the right of the Company to reacquire the Shares pursuant to the Reacquisition Right set forth above. You understand that you may elect to be taxed at the time the Shares are issued to you pursuant to your Award, rather than when and as the Reacquisition Right expires, by filing an election under Section 83(b) of the Code (an “83(b) Election”) with the Internal Revenue Service within 30 days after the date your acquire Shares pursuant to your Award. Even if the fair market value of the Common Stock at the time of grant of your Award equals the amount paid for the Shares (if anything), the 83(b) Election must be made to avoid income under Section 83(a) in the future. You understand that failure to file such an 83(b) Election in a timely manner may result in adverse tax consequences for you. You acknowledge that the foregoing is only a summary of the effect of U.S. federal income taxation with respect to issuance of the Shares pursuant to your Award, and does not purport to be complete. You further acknowledge that the Company has directed you to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which you may reside, and the tax consequences of your death. You assume all responsibility for filing an 83(b) Election and paying all taxes resulting from such election or the lapse of the restrictions on the Shares. YOU ACKNOWLEDGE THAT IT IS YOUR OWN RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY 83(b) ELECTION. THE COMPANY AND ITS LEGAL COUNSEL CANNOT ASSUME RESPONSIBILITY FOR FAILURE TO FILE THE 83(b) ELECTION IN A TIMELY MANNER UNDER ANY CIRCUMSTANCES.

5

12. Severability. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

13. Governing Law. The interpretation, performance and enforcement of this Award Agreement shall be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules.

14. Notices. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to the Company at its primary executive offices, attention: Stock Plan Administrator, and addressed to you at your address as on file with the Company at the time notice is given.

15. Imposition of Other Requirements. As a condition to the grant of your Award or to the Company’s the issuance of any Shares under this Award, the Company may require you to execute further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award. In addition, you may be required to execute certain customary agreements entered into with the holders of capital stock of the Company, including without limitation a right of first refusal and co-sale agreement, stockholders agreement and a voting agreement.

6

EXHIBIT A TO

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received and pursuant to that certain Restricted Stock Award Grant Notice dated ____________ (the “Award”), [_____________] hereby sells, assigns and transfers unto Maplebear Inc. (the “Company”) _______________ shares of the Common Stock of the Company, standing in the undersigned’s name on the books of the Company represented by Certificate No(s). _____ and does hereby irrevocably constitute and appoint the Company’s Secretary as attorney-in-fact to transfer the said Common Stock on the books of the Company with full power of substitution in the premises. This Assignment Separate From Certificate may be used only in accordance with and subject to the terms and conditions of the Award, in connection with the reacquisition of shares of Common Stock of the Company issued to the undersigned pursuant to the Award, and only to the extent that such shares remain subject to the Company’s Reacquisition Right under the Award.

Dated:

(Signature)

(Print Name)

Instructions: Please do not fill in any blanks other than the “Signature” line and the “Print Name” line.

EXHIBIT B TO

RESTRICTED STOCK AWARD TERMS AND CONDITIONS

JOINT ESCROW INSTRUCTIONS

Secretary

[_______]

[_______]

[_______], California [_______]

Dear Sir or Madam:

As “Escrow Agent” for both Maplebear Inc., a Delaware corporation (the “Company”), and the undersigned recipient (“Recipient”) of Common Stock of the Company (the “Common Stock”), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of the Restricted Stock Award Grant Notice (including all attachments and exhibits) dated [_____________] (the “Award”), to which a copy of these Joint Escrow Instructions is attached as Exhibit B to the Restricted Stock Award Terms and Conditions (the “Agreement”), in accordance with the following instructions:

1. In the event Recipient ceases to render services to the Company or an affiliate of the Company or upon such other events described in the Agreement that occur during the vesting period set forth in the Grant Notice, the Company or its affiliate or assignee, as applicable, will give to Recipient and you a written notice specifying the number of shares of Common Stock that will be transferred to the Company. Recipient and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

2. At the closing you are directed (a) to date any stock assignments necessary for the transfer in question, (b) to fill in the number of shares of Common Stock being transferred, and (c) to deliver the same, together with the certificate evidencing the shares of Common Stock to be transferred, to the Company.

3. Recipient irrevocably authorizes the Company to deposit with you any certificates evidencing shares of Common Stock to be held by you hereunder and any additions and substitutions to said shares of Common Stock as specified in the Grant Notice and the Agreement. Recipient does hereby irrevocably constitute and appoint you as Recipient’s attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction herein contemplated.

4. This escrow will terminate and the shares of Common Stock held hereunder will be released in full upon the full vesting of the shares of Common Stock in accordance with the vesting schedule set forth in the Grant Notice or upon the earlier return of the shares of Common Stock to the Company pursuant to the Company’s Reacquisition Right (as defined in the Agreement) or other forfeiture condition under the Company’s 2018 Equity Incentive Plan.

5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Recipient, you will deliver all of same to Recipient and will be discharged of all further obligations hereunder; provided, however, that if at the time of termination of this escrow you are advised by the Company that the property subject to this escrow is the subject of a pledge or other security agreement, you will deliver all such property to the pledgeholder or other person designated by the Company.

6. Except as otherwise provided in these Joint Escrow Instructions, your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

7. You will be obligated only for the performance of such duties as are specifically set forth herein and may rely and will be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties or their assignees. You will not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Recipient while acting in good faith and any act done or omitted by you pursuant to the advice of your own attorneys will be conclusive evidence of such good faith.

8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you will not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

9. You will not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Grant Notice, the Agreement or any documents or papers deposited or called for hereunder.

10. You will not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

11. Your responsibilities as Escrow Agent hereunder will terminate if you cease to be Secretary of the Company or if you resign by written notice to the Company. In the event of any such termination, the Secretary of the Company will automatically become the successor Escrow Agent unless the Company appoints another successor Escrow Agent and Recipient hereby confirms the appointment of such successor as Recipient’s attorney-in-fact and agent to the full extent of your appointment.

12. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto will join in furnishing such instruments.

13. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute has been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you will be under no duty whatsoever to institute or defend any such proceedings.

14. Any notice or request required or permitted hereunder will be given in writing to each of the other parties hereto and will be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed to each of the other parties hereunto entitled at the following addresses, or at such other addresses as a party may designate by 10 days’ advance written notice to each of the other parties hereto:

Company:	Maplebear Inc.
50 Beale Street, Suite 600
San Francisco, California 94105 Attn: General Counsel / Chief Financial Officer

Recipient:

Escrow Agent:	[_______]
[_______]
[_______], California [_______] Attn: Corporate Secretary

15. By signing these Joint Escrow Instructions you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Grant Notice or the Agreement.

16. You are entitled to employ such legal counsel, including without limitation Cooley LLP, and other experts as you may deem necessary to advise you in connection with your obligations hereunder. You may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor. The Company will be responsible for all fees generated by such legal counsel in connection with your obligations hereunder.

17. This instrument will be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. It is understood and agreed that references to “you” or “your” herein refer to the original Escrow Agent and to any and all successor Escrow Agents. It is understood and agreed that the Company may at any time or from time to time assign its rights under the Grant Notice, the Agreement and these Joint Escrow Instructions in whole or in part.

[Remainder of page intentionally left blank]

18. These Joint Escrow Instructions will be governed by and interpreted and determined in accordance with the laws of the State of Delaware without regard to that state’s conflicts of laws rules. The parties hereby expressly consent to the personal jurisdiction of the state and federal courts located in the county in which the Company has its principal offices for any lawsuit arising from or related to this Agreement.

Very truly yours,

[_______]

By

Title

Recipient

(Signature)

(Print Name)

Escrow Agent:

(Signature)

(Print Name)

ATTACHMENT II

SECTION 83(B) ELECTION

Instructions for Filing Section 83(b) Election

Attached is a form of election under Section 83(b) of the Internal Revenue Code and an accompanying IRS cover letter. Please complete and sign the election and cover letter, then proceed as follows:

a)	Make three copies of the completed election form and one copy of the IRS cover letter.

b)

Send the original signed election form and cover letter, the copy of the cover letter, and a self-addressed stamped return envelope to the Internal Revenue Service Center where you would otherwise file your tax return. Even if an address for an Internal Revenue Service Center is already included in the forms below, it is your obligation to verify such address. This can be done by searching for the term “where to file” on www.irs.gov or by calling 1 (800) 829-1040.

Sending the election via certified mail, requesting a return receipt, with the certified mail number written on the cover letter is also recommended.

c)	Deliver one copy of the completed election form to the Company.

d)

Applicable state law may require that you attach a copy of the completed election form to your state personal income tax return(s) when you file it for the year (assuming you file a state personal income tax return).

Please consult your personal tax advisor(s) to determine whether or not a copy of this Section 83(b) election should be filed with your state personal income tax return(s).

e)	Retain one copy of the completed election form for your personal permanent records.

Note: An additional copy of the completed election form must be delivered to the transferee (recipient) of the property if the service provider and the transferee are not the same person.

Please note that the election must be filed with the IRS within 30 days of the date of purchase/grant of the shares. Failure to file within that time will render the election void and you may recognize ordinary taxable income as your vesting restrictions lapse. The Company and its counsel cannot assume responsibility for failure to file the election in a timely manner under any circumstances.

SECTION 83(b) ELECTION

____________, 20__

Department of the Treasury

Internal Revenue Service

[City, State Zip]1[Austin, TX 73301-0215

USA]2

Re:	Election Under Section 83(b)

Ladies and Gentlemen:

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares. The following information is supplied in accordance with Treasury Regulation § 1.83-2:

1.	The name, social security number, address of the undersigned, and the taxable year for which this election is being made are:

Name:
Social Security Number:
Address:

Taxable year: Calendar year 20__

2.	The property that is the subject of this election: ____________ shares of common stock of Maplebear Inc., a Delaware corporation (the “Company”).

3.	The property was transferred on: ____________, 20__.

4.	The property is subject to the following restrictions: Some or all of the shares are subject to forfeiture or repurchase at less than their fair market value if the undersigned does not continue to provide services for the Company for a designated period of time. The risk of forfeiture or repurchase lapses over a specified vesting period.

[1]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. Assuming these are individual taxpayers who would file a Form 1040, see http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040 . Use the address in the row which includes the state in which the service provider lives and in the column entitled “And you ARE NOT enclosing a payment”.

[2]

Note: Per Treasury Regulation § 1.83-2(c), the Section 83(b) election must be filed with the IRS office where the person otherwise files his or her tax return. As of December 2018, if you live in a foreign country or are a dual status alien (foreigners that will have lived both in their home country and the United States during the year in which they make the election) you should send the 83(b) election to Austin, TX 73301-0215. You can verify this is still the correct address at: http://www.irs.gov/uac/Where-to-File-Addresses-for--Taxpayers-and--Tax-Professionals-Filing-Form-1040 .

5.

The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in Treasury Regulation § 1.83-3(h)): $[•] per share x [#] shares = $[•].

6.	For the property transferred, the undersigned paid: $[0]

7.	The amount to include in gross income is: $[0].

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed and the transferee of the property. Additionally, the undersigned will include a copy of the election with his or her income tax return for the taxable year in which the property is transferred. The undersigned is the person performing the services in connection with which the property was transferred.

Very truly yours,

[____________]

RETURN SERVICE REQUESTED

Department of the Treasury

Internal Revenue Service

[City, State, ZIP][Austin, TX 73301-0215 USA]

Re:	Election Under Section 83(b) of the Internal Revenue Code

Dear Sir or Madam:

Enclosed please find an executed form of election under Section 83(b) of the Internal Revenue Code of 1986, as amended, filed with respect to an interest in [_____________] shares of common stock of Maplebear Inc.

Also enclosed is a copy of the signed form of election under Section 83(b). Please acknowledge receipt of these materials by marking the copy when received and returning it in the enclosed stamped, self-addressed envelope.

Thank you very much for your assistance.

Very truly yours,

[_____________]

Enclosures